Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF COLORADO

In re:	)
)
FISCHER IMAGING CORPORATION	)	Case No. 06-15611 EEB
)
EIN: 36-2756787)		Chapter 11
)
Debtor.	)
)
1.	MODIFIED DISCLOSURE STATEMENT FOR LIQUIDATING CHAPTER 11 PLAN PROPOSED BY DEBTOR, DATED FEBRUARY 20, 2007

2.	LIQUIDATING CHAPTER 11 PLAN PROPOSED BY DEBTOR, DATED FEBRUARY 20, 2007

Douglas W. Jessop, #13299
Alice A. White, #14537
K. Lane Cutler, #37883
Jessop & Company, P.C.
303 E. 17th Ave., Suite 930
Denver, CO 80203
Telephone: 303-860-7700
Facsimile: 303-860-7233
Email: jmail@jessopco.com
Counsel for Fischer Imaging Corporation

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF COLORADO

In re:	)
)
FISCHER IMAGING CORPORATION	)	Case No. 06-15611 EEB
)
EIN: 36-2756787)		Chapter 11
)
Debtor	)
)
MODIFIED DISCLOSURE STATEMENT FOR LIQUIDATING CHAPTER 11 PLAN PROPOSED BY DEBTOR, DATED FEBRUARY 20, 2007

Douglas W. Jessop, #13299

Alice A. White, #14537

K. Lane Cutler, #37883

Jessop & Company, P.C.

303 E. 17th Ave., Suite 930

Denver, CO 80203

Telephone:  303-860-7700

Facsimile: 303-860-7233

Email:      jmail@jessopco.com

Counsel for Fischer Imaging Corporation

IMPORTANT!  THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR ON YOUR DECISION TO ACCEPT OR REJECT A CHAPTER 11 PLAN OF REORGANIZATION PROPOSED FOR OR BY DEBTOR.  PLEASE READ THIS DOCUMENT WITH CARE.

SUMMARY INFORMATION

Plan Proponent:                                                           Fischer Imaging Corporation, Debtor

Plan Summary:                                                                  All Allowed Administrative Claims (other than Operating Administrative Claims), Secured Tax Claims, and Priority Wage Claims will be paid in full on the Effective Date, unless otherwise agreed.  Allowed Priority Tax Claims will also be paid in full on the Effective Date, unless an election is made to pay any such Claims in installments.  Other Secured Claims, if any, shall retain the liens or security interests securing the Claims, and shall receive either (i) the property subject to the security interest or lien; or (ii) payment to the extent of the value of the property subject to the holder’s security interest or lien, or the amount applicable thereto, whichever is lesser.

Allowed Unsecured Claims will receive periodic distributions no more frequently than monthly, on a pro rata basis from funds available after payment of all other Claims.  Debtor believes that all Allowed Unsecured Claims will be paid in full, with interest.   To the extent that funds are available after the payment in full of all Unsecured Claims, all holders of Allowed Common Stock Interests as of the Effective Date shall receive a pro rata distribution.

On the Effective Date, all Equity Interests will be cancelled, and all of Debtor’s assets will be transferred to the Fischer Liquidating Trust.  Tom Connolly will be appointed as the Trustee, and he shall be responsible for, among other things, the payment of all Claims, Claim objections, and the collection of any remaining assets.

THE PRECEDING IS MERELY A SUMMARY OF THE PROVISIONS OF THE PLAN AND IS NOT INTENDED AS A SUBSTITUTE FOR READING THE PLAN IN ITS ENTIRETY.  PLEASE READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS HERETO IN THEIR ENTIRETY PRIOR TO VOTING ON THE PLAN.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS SUMMARY, OR THIS DISCLOSURE STATEMENT AND THE PLAN, THE PROVISIONS OF THE PLAN WILL CONTROL.

Vote Required:                                                                 Confirmation of the Plan requires the affirmative vote of two-thirds in amount and majority in number of Claims actually voting in each voting Class of Claims.

Balloting and

Confirmation:                                                                        Ballots must be received by Jessop & Company, P.C., Debtor’s counsel, on or before Monday, April 16, 2007, at 5:00 p.m., MDT.  A hearing on confirmation of the Plan will be held commencing at 9:00 a.m., MDT, on Friday, April 27, 2007, before the United States Bankruptcy Court of the District of Colorado, 5th floor, Courtroom F, U.S. Customs House, 721 19th Street, Denver, Colorado 80202-2508.  The hearing on confirmation of the Plan may be adjourned from time to time without further notice except as given in open court.

Effective Date:                                                                  The Effective Date means the date the Confirmation Order becomes a Final Order.

TABLE OF CONTENTS

ARTICLE I. INTRODUCTION	1
A. Reorganization and Disclosure	1
B. Voting on the Plan	1

ARTICLE II. HISTORY, STRUCTURE AND OPERATIONS OF DEBTOR	2
A. Description of Debtor	2
B. Description of Debtor’s Former Operations	2
C. Capital Structure	2
D. Prepetition Financial Results	2
E. Events Leading to Chapter 11 Filing	2
F. Operations and Case Developments since the Petition Date	2
1. Directors and Officers	2
2. Professionals Hired by Debtor	3
3. Employees	3
4. Financial Results	3
5. Prepetition Claims	3
6. Executory Contracts	4
7. Pending or Threatened Material ($50,000+) Litigation	4
8. Asset Sales	5

ARTICLE III. DESCRIPTION OF THE PROPERTY OF THE DEBTOR	6
A. General Asset Description	6
B. Avoidance Actions	6

ARTICLE IV. DESCRIPTION OF THE PLAN	7
A. Concept of the Plan	7
1. Overview	7
2. Plan and Plan Confirmation	8
B. Classification of Claims and Equity Interests	8
C. Summary of Classes, Claims and Equity Interests	9
D. Description of Classes and Claims	9
1. Administrative Claims	9
2. Priority Tax Claims	10
3. Class 1 Claims: Secured Tax Claims	10
4. Class 2 Claims: Other Secured Claims	10
5. Class 3 Claims: Priority Wage Claims	11
6. Class 4 Claims: Unsecured Claims	11
7. Class 5: Common Stock Interests	11
8. Class 6: Other Equity Interests	11
E. Implementation of the Plan	12
1. Creation of Trust	12
2. Appointment of Trustee and Compensation	12

F. Dissolution of Debtor	12
G. Executory Contracts and Unexpired Leases	13
H. Distributions and Reserves	13
1. Initial Distributions and Liquidation Reserve	13
2. Unsecured Claims	13
3. Common Stock Interests	13
I. Disputed Claims and Disputed Equity Interests	14
1. Objections	14
2. Allowance of Disputed Claims and Payment of Distribution	14
3. Reserve for Disputed Claims	14
4. Estimation of Disputed Claims and Equity Interests	15
J. Delivery of Distributions	15
1. Delivery of Distributions in General	15
2. Foreign Currency Exchange Rate	15
3. Compensation of Servicers	15
4. Undeliverable Distributions	16
5. Time Bar to Payment of Distributions	16
K. General Provisions	16
1. Amendments and Modifications	16
2. Exculpation	16
3. Reservation of Rights/Preservation of Causes of Action	17
4. Settlement Authority	17

ARTICLE V. FEASIBILITY OF THE PLAN	17

ARTICLE VI. LIQUIDATION ANALYSIS AND RISK FACTORS	18
A. Introduction	18
B. Liquidation Analysis	19
1. Summary	19
2. Assets	19
3. Post-Confirmation Expenses	20
4. Estimated Payments to Creditors/Common Stock Interest Holders	20
C. Risk Factors	21

ARTICLE VII. TAX LAW CONSEQUENCES OF THE PLAN	21
A. Federal Taxes	22
B. State and Local Taxes	23

ARTICLE VIII. RECOMMENDATION	23

TABLE OF EXHIBITS

Exhibit A	Form 10-Q for Quarter Ended September 30, 2006

Exhibit B	Forms 10-K and 10K/A for Fiscal Year Ended December 31, 2005

Exhibit C	Professional Fees

Exhibit D	Balance Sheet and Income Statement, January, 2007

Exhibit E	Claims

Exhibit F	Liquidation Analysis

v

ARTICLE I. INTRODUCTION

A.            Reorganization and Disclosure

On August 22, 2006, Fischer Imaging Corporation (“Debtor”), filed its voluntary petition for relief pursuant to Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the “Court”).  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in Article I of the Plan.

This Disclosure Statement is provided to all of Debtor’s creditors, equity security holders and other parties in interest entitled to it under the Bankruptcy Code.  This Disclosure Statement is intended to provide adequate information that would enable the typical creditor, equity security holder, or other party in interest to make an informed decision to accept or reject the Plan.  YOU ARE ENCOURAGED TO READ THE PLAN, THIS DISCLOSURE STATEMENT AND ALL EXHIBITS THERETO IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

Prior to its distribution to all creditors, equity security holders and other parties in interest, the Disclosure Statement filed with the Court on February 9, 2007, was conditionally approved by the Court as containing adequate information; however, Court approval of the Disclosure Statement does not imply Court approval of the Plan.  The U.S. Securities and Exchange Commission also reviewed the Disclosure Statement filed with the Court on February 9, 2007, and did not propose any changes.

B.            Voting on the Plan

Your vote on the Plan is important.  The Plan can be implemented only if it is confirmed by the Court.  The Plan can be confirmed only if, among other things, at least one impaired Class who actually votes on the Plan has accepted the Plan.  In the event the requisite acceptances are not obtained from the other impaired Classes, the Court may nevertheless confirm the Plan if the Court finds that it is fair and equitable to the Class or Classes rejecting it.  A Class of (i) Claims has accepted the Plan if the holders of two-thirds in amount and more than one-half in number of the Allowed Claims who actually vote on the Plan, vote in favor of the Plan; and (ii) Common Stock Interests has accepted the Plan if the holders of two-thirds in amount of the Allowed Common Stock Interests who actually vote on the Plan, vote in favor of the Plan.

Classes 2, 4 and 5 are impaired.  Holders of Allowed Claims or Common Stock Interests in Classes 2, 4, and 5, and holders of Disputed Claims or Common Stock Interests in these Classes that the Court has temporarily allowed for voting purposes only, are entitled to vote.  IF YOU HAVE A DISPUTED, CONTINGENT OR UNLIQUIDATED CLAIM OR COMMON STOCK INTEREST, YOU MUST HAVE YOUR CLAIM OR COMMON STOCK INTEREST ESTIMATED BY THE COURT IN ORDER TO VOTE.  You are not required to vote, but only those votes actually received by Debtor’s counsel on or before the date stated in the Court’s order accompanying this Disclosure Statement will be counted, either for or against the Plan.

Since Class 6 will receive nothing under the Plan, it is deemed to reject the Plan, and holders of Other Equity Interests in this Class are not entitled to vote. Holders of Claims in Classes which are not impaired, being Classes 1 and 3, and holders of Claims which are not classified, are deemed to accept the Plan and are not entitled to vote.

The Court will hold a hearing on confirmation of the Plan and will then, among other things, determine the results of the vote.  The date and time of that hearing also appears in the Court’s order sent to you with this document.  The date on which the Court approves the Plan is hereinafter referred to as the “Confirmation Date,” and the “Effective Date” is the date which is fifteen (15) days after the Confirmation Date (unless an appeal is taken).

ARTICLE II.   HISTORY, STRUCTURE AND OPERATIONS OF DEBTOR

A.            Description of Debtor

See Debtor’s Form 10-Q for Quarter Ended September 30, 2006, attached hereto as Exhibit A, and Forms 10K and 10-K/A for Fiscal Year Ended December 31, 2005, attached hereto as Exhibit B.

B.            Description of Debtor’s Former Operations

See Exhibits A and B.

C.            Capital Structure

See Exhibits A and B.

D.            Prepetition Financial Results

See Exhibits A and B.

E.             Events Leading to Chapter 11 Filing

See Exhibits A and B.

F.             Operations and Case Developments since the Petition Date

1.             Directors and Officers.  See Exhibit A.  In addition, on February 16, 2007, Paula Rosson resigned as the President, Chief Executive Officer, Chief Financial Officer and Secretary of Debtor.  Tom Connolly was appointed to those officer positions.  Further, on such date, Debtor’s existing Board of Directors (the “Existing Board”), consisting of Gail Schoettler, Taylor Simonston, Todger Anderson and Charlotte Peterson, appointed Tom Connolly to a vacancy on the Board of Directors.  The Existing Board then resigned, leaving Mr. Connolly as the sole remaining director.

2.             Professionals Hired by Debtor.  Debtor received Court approval to hire five professionals:

•                  Jessop & Company, P.C., as bankruptcy counsel;

•                  Davis Graham & Stubbs LLP, as special corporate counsel;

•                  Faegre & Benson, LLP, as special intellectual property counsel;

•                  Ehrhardt Keefe Steiner & Hottman P.C., as accountants to perform quarterly financial reviews and annual audits in connection with Debtor’s reporting requirements for the Securities and Exchange Commission; and

•                  Gordon, Hughes & Banks, LLP as tax accountants.

All fees and costs paid to the above professionals were paid pursuant to a monthly fee order entered on September 25, 2006, and are subject to review of the Court.  See Exhibit C for information concerning amounts paid to and accrued for Debtor’s professionals through January 31, 2007, as well as estimated fees and costs through the Effective Date.

3.             Employees.  Debtor began downsizing its workforce prepetition.  On the Petition Date, Debtor employed only three persons.  All of those employees have now resigned.

4.             Financial Results.  Debtor’s postpetition financial performance, based on book value, is reported in the Monthly Financial Reports that Debtor has filed in this case.  Copies of these Monthly Financial Reports can be obtained from the Court, CPT Group, Inc., or Debtor’s bankruptcy counsel.  All postpetition financial information contained herein should be read in conjunction with these Monthly Financial Reports.  As of January 31, 2007, Debtor reported total current assets of $2,573,770.69, total postpetition liabilities of $146,021.42, and total liabilities (including prepetition and postpetition liabilities) of $1,862,227.15.  Debtor’s Balance Sheet and Income Statement from Debtor’s Monthly Financial Report for January, 2007, is attached hereto as Exhibit D.  A copy of Debtor’s Consolidated 2006 Balance Sheet, as of September 30, 2006, and Income Statement for the nine months ended September 30, 2006, is included in Exhibit A.  Debtor’s financials are based on an accrual method of accounting.

5.             Prepetition Claims.  The Court established November 20, 2006 (the “Bar Date”), as the last day for all persons and entities (excluding governmental units) having prepetition Claims against Debtor to file proofs of claim in Debtor’s bankruptcy case.  Set forth on Exhibit E is a list of Claims filed in Debtor’s case as of January 25, 2007, which Claims total $4,924,668.91.  Set forth below is a summary by type of claim:

Type of Claim	Class	Total
Priority Tax Claims	N/A	$25,847.99
Secured Tax Claims	1	$44,067.90
Other Secured Claims	2	$0.00
Priority Wage Claims	3	$20,000.00
Unsecured Claims	4	$4,834,753.02
Total		$4,924,668.91

See the discussion in Article 6B concerning Debtor’s estimate of allowable Claims.  See also the discussion of the Airport Imaging Claim and the Claims of certain former officers and directors contained in subparagraph F7 below.

PURSUANT TO THE PLAN, DEBTOR OR TRUSTEE MAY OBJECT TO ANY CLAIM OR EQUITY INTEREST LISTED ON EXHIBIT E, AS WELL AS ALL OTHER CLAIMS OR EQUITY INTERESTS SUBSEQUENTLY FILED.

6.             Executory Contracts.  As of the Petition Date, Debtor was party to approximately thirty-six executory contracts and leases.  Debtor filed a motion for an order under 11 U.S.C. § 365(a) authorizing the rejection of a certain executory lease of personal property and return of personal property to lessor, nunc pro tunc August 22, 2006.  This motion was granted by order entered on December 11, 2006.  In addition, certain executory contracts were assumed by JN Properties, LLC (“JN Properties”) pursuant to a sale of substantially all of Debtor’s assets to JN Properties.  The sale of assets and assumption of contracts was approved by the Court on October 30, 2006.

Pursuant to the order establishing the Bar Date, all claims arising against Debtor as a result of a rejection of an executory contract are required to be filed on or before the latter of the Bar Date or 30 days after the entry of an order authorizing the rejection of an executory contract or lease.  Debtor believes that all executory contracts which might give rise to rejection claims have been rejected.

7.             Pending or Threatened Material ($50,000+) Litigation.

Officer and Director Litigation/Claims

On December 18, 2006, certain former officers and directors of Debtor (the “Movants”) filed a Motion for Relief From the Automatic Stay to Allow Federal Insurance Company and Twin City Fire Insurance Company to Pay and/or Advance Defense Costs and Other Sums Authorized Under Debtor’s Directors and Officers Liability Insurance Policies (the “Relief Motion”).  The Relief Motion sought relief from the automatic stay to allow the insurers under certain director and officer (“D&O”) liability insurance policies of Debtor (the “Policies”) to pay and/or advance funds to Movants.  The Policies at issue have an aggregate coverage limit of $10,000,000 and cover both Debtor and former officers and directors of Debtor for certain types of claims.

Prior to the Petition Date, Movants were named as defendants in a lawsuit brought by the United States Securities and Exchange Commission (the “SEC”) in the United States District Court for the District of Colorado.  The SEC’s complaint alleges Movants violated various securities laws while serving as directors or officers of Debtor.  According to the Relief Motion, the D&O insurers were advancing defense costs to Movants for the SEC action up until the Petition Date.  After Debtor’s bankruptcy filing, the D&O insurers refused to advance any further sums to Movants until the Bankruptcy Court granted them relief from the automatic stay to do so.  Debtor initially objected to the Relief Motion, but later stipulated to entry of an order granting relief from stay.

After filing of Debtor’s Petition, three of the Movants (all former officers or directors) filed proofs of claim in Debtor’s Bankruptcy case asserting indemnification claims relating to costs incurred or to be incurred in the SEC action, which are not covered by the D&O Policies.  Debtor intends to object to these claims and to have the contingent portion of the claims estimated pursuant to 11 U.S.C. § 502(c).

Airport Imaging, LLC Claim

Airport Imaging, LLC (“Airport”) filed a proof of claim in this case, asserting it holds an unsecured, nonpriority claim against Debtor in the amount of $648,600.00.  Airport alleges it was damaged by Debtor’s breach of warranties in connection with its purchase of a SenoScan digital mammography system.  Debtor disclaimed all warranties, either express or implied, including the warranties of merchantability and fitness for a particular purpose, as stated in the contract documentation.  Further, in 2006, prior to Debtor’s bankruptcy filing, Airport executed a broad release of all rights and obligations under its contracts with Debtor.  Even if Airport were entitled to assert a claim, a refund of the full contract price, as sought in the proof of claim, is not an appropriate measure of damages.  On January 31, 2007, Debtor filed an objection to this claim.

8.             Asset Sales.  Debtor has obtained approval of the following asset sales during this case (collectively the “Asset Sales”):

a.             RE&S Business.  On October 30, 2006, the Court entered an order approving the sale of Debtor’s radiology, electrophysiology and surgical (“RE&S”) business to JN Properties, for consideration of $590,000 closing cash, plus deferred payments from $160,000 to $240,000 based on sales of Bloom Electrophysiology Stimulator units during the year subsequent to the sale.  In addition, JN Properties assumed all outstanding services contracts and warranty obligations relating to such business.

b.             Mammography Inventory.  On November 3, 2006, the Court entered an order approving the sale of certain mammography related inventory to Linear Technologies Corporation, for consideration of $47,000 cash at closing.  Finalization of this sale is still pending.

c.             Autoguide Inventory.  On December 14, 2006, the Court entered an order approving the sale of certain Autoguide inventory, used in the manufacture of MammoTest tables, to Sagebrush Technology, Inc., for consideration of $20,000 cash at closing.

d.             De Minimus Assets.  On December 14, 2006, the Court entered an order approving procedures for Debtor to sell or abandon certain de minims assets.  This process is ongoing.

e.             Fischer Name.  On January 5, 2007, the Court entered an order approving the sale of the Fischer name as well as common law, registered and unregistered trademarks, service mark(s) and a domain name containing such name to JN Properties, for consideration of $10,000 cash at closing.

ARTICLE III.   DESCRIPTION OF THE PROPERTY OF THE DEBTOR

A.            General Asset Description

As of January 31, 2007, Debtor’s personal property, both tangible and intangible, consisted of (i) cash of approximately $2.1 million; (ii) estimated recoverable accounts receivable of approximately $219,000; (iii) inventory of approximately of $47,000; (iv) property and equipment of approximately $7,000; and (v) prepaid expenses of approximately $255,000, which includes professional retainers of approximately $57,000 and the short-term portion of prepaid insurance of approximately $170,000.  Debtor’s January 31, 2007 Balance Sheet (see Exhibit D) includes a long-term non-refundable prepaid insurance totaling approximately $717,000, the majority of which is liability insurance for directors and officers with a six-year tail that ends December 31, 2012.

B.            Avoidance Actions

Avoidance Actions include avoidable preferential transfers, which are payments or transfers (i) made to or for the benefit of a creditor, (ii) on account of an antecedent debt owed by a debtor before the transfer was made, (iii) made while the debtor was insolvent, (iv) within ninety days of the filing a bankruptcy petition (one year before bankruptcy if the transfer was made to an insider of the debtor), and (v) which enable such creditor to receive more than such creditor would receive if, among other things, the case were a case under Chapter 7 of the Bankruptcy Code.  Under § 547 of the Bankruptcy Code, these payments are recoverable, subject to certain defenses.  Debtor does not anticipate any Avoidance Actions will be pursued, because Debtor believes it was solvent at all relevant times prepetition, thus making any prepetition transfers unrecoverable.

REGARDLESS OF DEBTOR’S ANALYSIS, ANY OF THE PREFERENCE RECIPIENTS LISTED ON DEBTOR’S STATEMENT OF FINANCIAL AFFAIRS MAY BE SUBJECT TO AVOIDANCE LITIGATION (UNLESS DEBTOR HAS RELEASED SUCH PREFERENCE CLAIMS PURSUANT TO A COURT APPROVED SETTLEMENT).

ARTICLE IV.   DESCRIPTION OF THE PLAN

A.            Concept of the Plan

1.             Overview.  The purpose of the Plan is to liquidate Debtor’s remaining assets, wind-up all remaining activities, and distribute the assets to the creditors and, if assets remain after payment to creditors, to holders of Common Stock Interests.  The Plan divides Claims and Equity Interests into Classes with the holders of Claims or Equity Interests within each Class receiving the same proposed treatment.  Certain creditors and holders of Equity Interests, as specified hereafter, are given the opportunity to vote to accept or reject the Plan.  If the Court confirms the Plan, Debtor and all creditors, Equity Interest holders and other parties in interest will be bound by the terms of the Plan, whether or not they voted.

The Plan will be funded by cash in Debtor’s bank accounts, which as of January 31, 2007, was approximately $2.1 million, plus accounts receivable (primarily the receivable due from JN Properties in connection with the sale of the RE&S business).  The Plan Confirmation Date is April 27, 2007, with the Effective Date of May 14, 2007.

All Administrative Claims (other than Operating Administrative Claims), Secured Tax Claims, and Priority Wage Claims will be paid in full on the Effective Date, unless otherwise agreed.  Allowed Priority Tax Claims will also be paid in full on the Effective Date, unless an election is made to pay any such Claims in installments.  Other Secured Claims, if any, shall retain the liens or security interests securing the Claims, and shall receive either (i) the property subject to the security interest or lien; or (ii) payment to the extent of the value of the property subject to the holder’s security interest or lien, or the amount applicable thereto, whichever is lesser.

Allowed Unsecured Claims will receive periodic distributions no more frequently than monthly, on a pro rata basis from funds available after payment of all other Claims.  Debtor believes that all Allowed Unsecured Claims will be paid in full, with interest.  To the extent that funds are available after the payment in full of all Unsecured Claims, all holders of Common Stock Interests as of the Effective Date shall receive a pro rata distribution.

On the Effective Date, all Equity Interests will be cancelled, and all of Debtor’s assets will be transferred to a trust created by the Plan, being the “Fischer Liquidating Trust” (the “Trust”).  Tom Connolly will be appointed as the Trustee of the Trust, and he shall be responsible for, among other things, the payment of all Claims, Claim objections, and the collection of any remaining assets.

The Trust shall also pay the fees assessed under 28 U.S.C. § 1930(a)(6) until the case is  closed on issuance of a final decree, and will submit the post-Confirmation reports that are required by the U.S. Trustee’s Operating Guidelines and Reporting Requirements.  It is reasonably anticipated that the resolution of Claim objections or other claims held by the Trustee, and distributions will be completed within approximately one year after the Effective Date of the Plan.  The Trustee shall file a motion for a Final Decree once substantial consummation of the Plan has occurred, which is estimated to be no earlier than one year after the Effective Date.

2.             Plan and Plan Confirmation.  Debtor has asked that the Plan be confirmed by the Court even if fewer than all Classes of impaired creditors vote to accept it.  This type of confirmation, commonly known as “cramdown,” can occur only if the Court determines that the Plan does not discriminate unfairly, is fair and equitable as to each non-accepting impaired Class and is accepted by one impaired Class.

B.            Classification of Claims and Equity Interests

In general, a Chapter 11 plan (i) divides claims and equity interests into separate classes; (ii) specifies the property that each class is to receive under the plan; and (iii) contains other provisions necessary to confirm the plan.  Under the Bankruptcy Code, “claims” and “equity interests” are classified rather than “creditors” and “shareholders” or “members,” because such entities may hold claims or equity interests in more than one class. Administrative Claims and Priority Tax Claims are not “classified” pursuant to 11 U.S.C. § 1123 (a)(1).

A Chapter 11 plan may specify that certain classes of claims or equity interests are either to be paid in full upon the effective date of the plan or are to remain unchanged by the plan.  Such claims are referred to as “unimpaired” and, because of such treatment, are deemed to accept the plan.  Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in unimpaired classes.  A Chapter 11 plan also may specify that certain claims will not receive any distribution of property or retain any claim against a debtor.  Such claims are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan.  Further, since Administrative Claims and Priority Tax Claims are not classified, holders of Claims in such Classes are not entitled to vote to accept or reject the Plan.

Section 1122(a) of the Bankruptcy Code provides that a plan may place a claim or equity interest in a particular class only if that claim or equity interest is substantially similar to the other Claims or interests in such Class.  Classification is a method of recognizing differences in rights of creditors which call for a difference in treatment.  The Plan establishes a variety of Classes, as set forth below.  If the Plan is confirmed by the Court and becomes effective, the Class into which a Claim or Equity Interest falls will be determinative of the manner in which such Claim or Equity Interest will be treated.  Debtor believes that the Plan meets the classification requirements of the Bankruptcy Code.

C.            Summary of Classes, Claims and Equity Interests

The Plan provides for the creation of four Classes of Claims and two Classes of Equity Interests.  The following table summarizes the classification of Claims, projected aggregate amount of Claims and the projected recovery for such Claims.  The projected aggregate Unsecured Claims are based on filed Claims and Debtor’s estimates.

THE FOLLOWING SUMMARY AND THE OTHER DESCRIPTIONS IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN.  IT IS URGED THAT EACH HOLDER OF A CLAIM OR EQUITY INTEREST CAREFULLY REVIEW THE TERMS OF THE PLAN.

Class	Description	Claim/Equity Amounts	Projected Recovery for Allowed Claims/Common Stock Interests
N/A	Administrative Claims	See discussion below	100%
N/A	Priority Tax Claims	$25,847.99	100%
1	Secured Tax Claims	$44,067.90	100%
2	Other Secured Claims	$0.00	See discussion below
3	Priority Wage Claims(1)	$10,000.00	100%
4	Unsecured Claims(2)	1,336,624.00	100%
5	Common Stock Interests	See discussion below	$.064 per share
6	Other Equity Interests	0	0%

(1) Amount is estimated Allowed Priority Wage Claims.

(2) Amount is estimated Allowed Unsecured Claims.

D.            Description of Classes and Claims

1.             Administrative Claims.  Administrative Claims are Claims for costs and expenses of administration under §§ 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the estates and operating the businesses of Debtor (including, but not limited to, wages, salaries or commissions for services and payments for goods and other services and leased premises (collectively, “Operating Administrative Claims”); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under §§ 328(a), 330(a) or 331 of the Bankruptcy Code (“Professional Claims”); and (c) all fees and charges assessed against the estate under 28 U.S.C. §§1911-1930 (“UST Fees”).  Debtor estimates that total unpaid Administrative Claims (other than Operating Administrative Claims) as of the Effective Date will be approximately $20,000 consisting primarily of Professional Claims.  See Exhibit C for an estimate of these Professional Claims.

Administrative Claims are not designated as a Class pursuant to Bankruptcy Code §1123(a)(1) and are not entitled to vote pursuant to the Bankruptcy Code.  Unless otherwise agreed, these Claims (other than Allowed Operating Administrative Claims) shall receive payment in full by the Trustee unless previously paid in full), in cash on the later of (i) the Effective Date; or (ii) within twenty (20) business days after the date the Claims become Allowed Claims; provided, however, that any unpaid Quarterly UST Fees, including any uncontested delinquent fees, shall be paid on the Effective Date.  Debtor has sufficient cash on hand to pay Administrative Claims.  The Allowed Operating Administrative Claims will be paid fully and in cash in the ordinary course of business (including any payment terms applicable to such expense), upon presentment or otherwise in accordance with the particular terms relating thereto.

All Administrative Claims must be filed within sixty (60) days of the Effective Date or shall be forever barred.

2.             Priority Tax Claims.  Priority Tax Claims are Claims of governmental units of the kind specified in section 507(a)(8) of the Bankruptcy Code.  Priority Tax Claims are not designated as a Class pursuant to Bankruptcy Code § 1123(a)(1) and are not entitled to vote pursuant to the Bankruptcy Code.  Unless otherwise agreed, these Claims, at the option of the Trustee, shall receive (i) payment in full (unless previously paid in full) in cash on the later of (a) the Effective Date, or (b) within twenty (20) business days after the date these Claims become Allowed Claims; or (ii) deferred cash payments, over a period of three years, commencing on the later of (a) the Effective Date, or (b) within twenty (20) business days after the date these Claims become Allowed Claims.  Priority Tax Claims total $25,847.99.  Debtor intends to dispute certain of these Claims, and estimates that only approximately $22,000 in amount will be allowed.

3.             Class 1 Claims:  Secured Tax Claims.  A Secured Tax Claim is a Secured Claim of a governmental unit arising as a result of a prepetition statutory lien in or upon taxable property of Debtor, that would otherwise meet the description of an unsecured claim under § 507(a)(8) of the Bankruptcy Code.  Secured Tax Claims are unimpaired.  Unless otherwise agreed, the holders of Allowed Claims in this Class shall receive payment in full on the later of (i) the Effective Date, or (ii) within twenty (20) business days after the date these Claims become Allowed Claims.  No deficiency Claims will be Allowed, as set forth in § 502(b)(3) of the Bankruptcy Code.  Since Class 1 is unimpaired, it is not entitled to vote to accept or reject the Plan.  One Secured Tax Claim has been filed as of this date, in the amount of $44,067.90.  Debtor intends to dispute this Claim, and estimates that only a maximum of $10,000 will be allowed.

4.             Class 2 Claims:  Other Secured Claims.  Other Secured Claims include all Secured Claims which are not Secured Tax Claims.  Other Secured Claims are impaired.  Unless otherwise agreed (or as otherwise determined by the Court), the holders of Allowed Claims in this Class, if any, (a) shall retain the liens or security interests securing the Claims, and (b) shall receive, at the option of Trustee (on the later of the Effective Date or within twenty (20) business days after the date such Claim becomes an Allowed Claim) (i) the property subject to the security interest or lien, or (ii) payment to the extent of the value of the property subject to the holder’s security interest or lien, or the amount applicable thereto, whichever is lesser.  Any deficiency amount owing to the holder of an Other Secured Claim in excess of the value of the subject property will be treated as an Unsecured Claim.  Since Class 2 is impaired, it is entitled to vote to accept or reject the Plan.  Other Secured Claims are estimated to be $0.

5.             Class 3 Claims:  Priority Wage Claims.  Priority Wage Claims include any claims for wages, salaries or commissions accorded priority in right of payment under section 507(a)(3)(A) of the Bankruptcy Code.  Unless otherwise agreed, the holders of Allowed Claims in this Class shall receive payment in full on the later of (i) the Effective Date, or (ii) within twenty (20) business days after the date these Claims become Allowed Claims.  Since Class 3 is unimpaired, it is not entitled to vote to accept or reject the Plan.  Debtor anticipates that Priority Wage Claims will be $10,000.

6.             Class 4 Claims:  Unsecured Claims.  This Class consists of all Claims against Debtor that are not Administrative Claims, Secured Tax Claims, Other Secured Claims, or Priority Wage Claims, including without limitation any Claims arising from the rejection of executory contracts and/or unexpired leases and any allegedly secured but unperfected Claims.  Allowed Claims in this Class will be paid Pro Rata from the Unsecured Fund - being the amount of the cash held by the Trust after payment of all other Claims and Trust Expenses - as more fully set forth in subparagraph F3 below.  Since Class 4 is impaired, it is entitled to vote to accept or reject the Plan.

Total Unsecured Claims are $4,834,753.02.  Debtor estimates total Allowed Unsecured Claims will be approximately $1,336,624.00, with an estimated recovery of 100%, including simple interest from the Effective Date, calculated at the interest rate available on five-year United States Treasury Notes on the Effective Date.  However, this amount may vary, and if all Unsecured Claims were allowed at the original amount, the percentage recovery would only be approximately 38%.

7.             Class 5:  Common Stock Interests.   This Class consists of Equity Interests in Debtor represented by Debtor’s issued and outstanding common stock as of the Effective Date.   On the Effective Date all Common Stock Interests will be terminated and cancelled(3).  Holders of Allowed Common Stock Interests shall receive a Pro Rata distribution, if any, from the cash assets of the Trust, called the “Trust Funds,” only after payment in full of all Allowed Claims.  Since Class 5 is impaired, it is entitled to vote to accept or reject the Plan.

Debtor’s Common Stock is publicly traded via pink sheets.  Approximately nine million shares are issued and outstanding, with a market cap of approximately $0.2 million as of February 28, 2007.  Debtor anticipates that holders of Common Stock Interests will receive no more than $.064 per share.

8.             Class 6:  Other Equity Interests.  This Class consists of Equity Interests in Debtor other than Common Stock Interests.  On the Effective Date, all Other Equity Interests

(3) All references to Common Stock Interests subsequent to the Effective Date shall be deemed to refer to the distribution rights of the holders of Common Stock Interests.

will be terminated and cancelled.  This Class is impaired but is not entitled to vote to accept or reject the Plan since it is deemed to reject the Plan pursuant to § 1126(g) of the Bankruptcy Code.

E.             Implementation of the Plan

1.             Creation of Trust.  Upon the Effective Date, the Trust shall be created pursuant to the terms of the Trust Agreement contained in Exhibit A to the Plan.  All of Debtor’s assets and property shall be transferred to the Trust, and the Trustee will be appointed and approved by the Court.  The Trustee shall be responsible for (a) collecting and liquidating, if necessary, any remaining assets of Debtor; (b) distributing to the creditors and holders of Common Stock Interests (if creditors holding Allowed Claims have been paid in full), the cash accumulated in the Trust in accordance with the Plan; and (c) objecting to any Claims and Equity Interests as appropriate.  The Trust will include amounts sufficient to establish a reserve to pay the Trust Expenses.

2.             Appointment of Trustee and Compensation.  Debtor is proposing that Tom H. Connolly, a shareholder of Connolly, Rosania & Lofstedt, P.C., be appointed as Trustee of the Trust.  Mr. Connolly graduated from Ohio State University College of Law with a Juris Doctor degree, Summa Cum Laude, Order of the Coif in 1973.  Mr. Connolly is on the Panel of Private Trustees for the District of Colorado. Mr. Connolly’s previous employment includes being of counsel at Gibson, Dunn & Crutcher from January 1990 to April 1993; partner in Connolly & Phillips from February 1982 to December 1989; and partner in Jones, Day, Reavis & Pogue from December 1977 to December 1981.  Mr. Connolly is licensed to practice law in Colorado, California and Ohio.

Mr. Connolly has administered the following receiverships and liquidating trusteeships: Amdura Liquidating Trust, Rexon/Tecmar Liquidating Trust, Yellow Cab Liquidating Trust, Powderhorn Ski Corporation Liquidating Trust, Albrecht Estate Liquidating Trust, MiniScribe Corporation Chapter 7 Bankruptcy Estate and Vickers Receivership.  In addition, Mr. Connolly has served as trustee in over 15,000 bankruptcy cases.

As consideration for the Trustee’s services, the Trustee shall receive an amount equal to his hourly billing rate, as adjusted from time to time, which is currently $325 per hour.  The customary fees of other professionals at the Trustee’s law firm who perform services for the Trust will also be paid by the Trust as part of the Trustee’s fee.  Total compensation is expected to be approximately $32,500, not including any fees related to Claim or Equity Interest objections or litigation, administrative expenses and accounting fees.

F.             Dissolution of Debtor

As of the Effective Date, Debtor, having transferred all assets and obligations to the Trust pursuant to the Plan, and having terminated the employment of all managers and employees, if any, shall be deemed dissolved without further action, except for (i) such administrative actions as may be necessary to carry out the purposes of the Plan and the wind-up of Debtor’s affairs; and

(ii) compliance with the provisions of § 303 of the General Corporation Law of the State of Delaware.

G.            Executory Contracts and Unexpired Leases

Upon the Effective Date, all unexpired leases and executory contracts which were entered into prior to the Petition Date and have not already been rejected, or previously assumed and  assigned, will be deemed rejected.  Holders of Claims arising as a result of rejection will have until thirty (30) days from the service of notice of the Confirmation Date within which to file proofs of claim for such rejected Claims, or will otherwise be barred.  Rejection shall be deemed to have occurred on the earlier of:  (i) the date the property was returned to the holder thereof or abandoned, or (ii) the Confirmation Date.

H.            Distributions and Reserves

1.             Initial Distributions and Liquidation Reserve.  On the Effective Date, the Trustee will pay from the Trust Funds the existing Allowed Administrative Claims and Priority Tax Claims, if any, and the existing Allowed Claims, if any, in Classes 1 through 3.  After payment of these Allowed Claims, the Trustee shall establish the Liquidation Reserve.  The Liquidation Reserve is a cash reserve, carved out of the Trust Funds, for the payment of (a) estimated Trust Expenses; (b) all Disputed or unliquidated Claims that are Administrative Claims, Priority Tax Claims or Claims in Classes 1 through 3; and (c) estimated post-confirmation Quarterly UST Fees.

As and when the Claims listed immediately above become Allowed Claims, the Trustee shall pay such claims from the Liquidation Reserve within thirty days from the date the Claim becomes an Allowed Claim.  Any Quarterly UST Fee shall be made when due, which payment obligation shall continue until Debtor’s chapter 11 case is closed.  The Trustee shall also comply with all reporting requirements of the Office of the U.S. Trustee.

2.             Unsecured Claims.  As to Allowed Class 4 Claims, the Trustee shall make periodic distributions no more frequently than monthly, within his or her sole discretion, on a Pro Rata basis, from the Unsecured Fund (a fund consisting of the monies available for distribution on Unsecured Claims, calculated by subtracting the monies in the Liquidation Reserve from the Trust Funds), after the establishment of the Unsecured Claim Reserve.   The Unsecured Claim Reserve is a cash reserve carved out of the Unsecured Fund for the payment of all Disputed or unliquidated Unsecured Claims.  Upon final resolution of a Class 4 Disputed Claim, Trustee shall make a Pro Rata distribution on the Allowed amount of such Class 4 Claim (consistent with the percentage paid to other allowed Class 4 Claims) as provided below.

3.             Common Stock Interests.  If and when all Unsecured Claims are paid in full, Trustee, or his designee, shall make one distribution, on a Pro Rata basis, to all holders of Allowed Common Stock Interests.  Provided, however, that in the event any Disputed Equity

Interest is still unresolved at such time, no distribution shall be made to on Allowed Common Stock Interests to the holders thereof until the resolution of such Disputed Equity Interest.

I.              Disputed Claims and Disputed Equity Interests

1.             Objections.  After the Effective Date, objections to Claims and Equity Interests shall be made only by Trustee, and objections to Claims and Equity Interests made prior to the Effective Date shall be pursued only by the Trustee.  The Trustee may, at any time up to the six month anniversary of the Effective Date, file an objection to any Claim or Equity Interests that in the Trustee’s opinion should be rejected in whole or in part.  The period within which to file any such objections may be extended with Court approval.  This objection procedure will apply, without limitation, to Claims arising from the rejection of executory contracts and unexpired leases.  Upon the filing of any such objection, such Claim or Equity Interest will be considered a Disputed Claim or Disputed Equity Interest, as applicable.  The Servicers of any Equity Interests shall promptly respond to the Trustee’s reasonable requests for information concerning such interests (whether legal or beneficial), and shall be compensated in accordance with subparagraph J6 below.

OBJECTIONS MAY BE FILED TO ANY CLAIM LISTED ON EXHIBIT E OR TO ANY EQUITY INTERESTS.  NO HOLDER OF A CLAIM IS GUARANTEED ANY DISTRIBUTION, OR A DISTRIBUTION BASED ON THE FACE AMOUNT OF A CLAIM; NO HOLDER OF AN EQUITY INTEREST IS GUARANTEED ANY DISTRIBUTION.

2.             Allowance of Disputed Claims and Payment of Distribution.  Upon the allowance of a Disputed Claim, either compromise and settlement or by Final Order, The Trustee shall distribute to the holder of such Allowed Claim the distributions to which such holder shall be then entitled within thirty days after the date of the entry of the judgment by which such Disputed Claim becomes an Allowed Claim or otherwise consistent with the timing and terms of distribution to other members of the same Class.

3.             Reserve for Disputed Claims.   The Trustee shall make an adequate reserve for all Disputed Claims.  In calculating the amount of reserves to be contained in the Liquidation Reserve for Disputed Claims, the Trustee shall reserve an amount equal to either (i) the full amount claimed by the holder thereof; or (ii) the amount of such Claim as estimated or Allowed by order of the Court.  In calculating the amount of reserves to be contained in the Unsecured Claims Reserve, any excess amount reserved on such Disputed Claim shall be released from the Liquidation Reserve to the Unsecured Fund.  The Trustee shall reserve a percentage of Disputed Unsecured Claims equal to the estimated Pro Rata distribution for Claims in Class 4.    No holder of any Disputed Claim shall be entitled to recover any distributions made to other holders of Allowed Claims regardless of any delay in obtaining an order allowing or estimating a Disputed Claim or unliquidated Claim.  Notwithstanding anything herein to the contrary, no reserve shall be necessary on account of unliquidated Claims (except for Administrative Claims), unless and until such holders shall obtain an order of the Bankruptcy Court estimating such

Claim(s) for the purpose of calculating a proper reserve prior to the allowance thereof by order of the Bankruptcy Court.

IF YOU BELIEVE THAT A RESERVE EQUAL TO THE FACE AMOUNT OF YOUR CLAIM IS INSUFFICIENT, YOU MUST HAVE THE UNLIQUIDATED PORTION OF YOUR CLAIM ESTIMATED BY THE COURT.

4.             Estimation of Disputed Claims and Equity Interests.  Any Disputed Claim or Equity Interest may be estimated by the Court at any time, regardless of whether such Claim or Equity Interest has been Allowed by the Court or another court, and regardless of whether any judgment or order with respect to such Claim or Equity Interest is on appeal, for purposes of making distributions or holding funds in reserve under the Plan (if applicable).  If a Claim or Equity Interest has been estimated by the Court for purposes of accepting or rejecting this Plan, such estimation shall be used for the purposes of making distributions or holding funds in reserve under the Plan (if applicable), and no further estimation will be required.

J.             Delivery of Distributions

1.             Delivery of Distributions in General.  Except as may be otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims and Allowed Common Stock Interests shall be made by Trustee or his designee, at his discretion, (i) to the signatory set forth on any of the proofs of claim or interest (or at the last known addresses of such holder if no proof of claim or interest is filed or if Debtor or Trustee has been notified in writing of a change of address); (ii) at the addresses reflected in Debtor’s stock register, if no proof of interest has been filed and Trustee has not received a written notice of a change of address; (iii) in the case of a holder whose Common Stock Interest is governed by an agreement and/or administered by a Servicer, at the addresses contained in the official records of such Servicer; or (iv) on any counsel that has appeared in this Chapter 11 Case on the holder’s behalf.  Trustee shall not incur any liability whatsoever on account of any distributions so long as such distributions are made to holders of Allowed Claims and Allowed Common Stock Interests, as such claims and interests may have been assigned pursuant to the provisions of the Bankruptcy Code and Bankruptcy Rules.

2.             Foreign Currency Exchange Rate.  As of the Effective Date, any Unsecured Claim or Common Stock Interest asserted in currency(ies) other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of the Effective Date, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

3.             Compensation of Servicers.  Trustee shall reimburse the Servicers for reasonable and necessary services performed by any of them (including reasonable attorneys’ fees), in accordance with any existing agreements between Debtor and such Servicers as contemplated by and in accordance with this Plan, without the need for filing an application with, or approval by, the Court.

4.             Undeliverable Distributions.  If any distribution to a holder of an Allowed Claim or Allowed Common Stock Interest is returned to Trustee or his designee as undeliverable, no further distributions shall be made to such holder unless and until Trustee or his designee is notified in writing of such holder’s then-current address, at which time all currently due missed distributions shall be made to such holder without interest.  Undeliverable distributions shall remain in the possession of Trustee or his designee until such time as a distribution becomes deliverable, and shall not be supplemented with any interest, dividends, or other accruals of any kind.  As soon as reasonably practicable, Trustee or his designee shall make all distributions that become deliverable.  All distributions under the Plan that are unclaimed for a period of 120 days after distribution thereof shall be deemed unclaimed property and shall thereafter be delivered by Trustee or his designee to the appropriate governmental agency in accordance with applicable escheat, abandoned or unclaimed property laws.  The provisions of the Plan regarding undeliverable distributions shall apply with equal force to distributions made pursuant to any Common Stock Interests, notwithstanding any provision in any stock certificate or in Debtor’s Articles or Bylaws to the contrary.

5.             Time Bar to Payment of Distributions.  Checks issued by Trustee or his designee on account of Allowed Claims and Allowed Common Stock Interests shall be null and void if not negotiated within 90 days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to Trustee or his designee by the holder of the relevant Allowed Claim or Allowed Common Stock Interests with respect to which such check originally was issued, and shall be made within 120 days after the date of issuance of such check.  After such dates, claims for the reissuance of checks shall be discharged and forever barred, and any distributions represented thereby shall be deemed unclaimed property and treated in accordance with the provisions of the foregoing paragraph.

K.            General Provisions

1.             Amendments and Modifications.  Debtor may propose amendments or modifications of this Plan at any time prior to entry of the Confirmation Order.  Any provisions that the Court may determine render this Plan unconfirmable may be severed or altered at the option of Debtor.  After entry of the Confirmation Order, the Trustee may, with approval of the Court, and so long as it does not materially and adversely affect a Claim holder, remedy any defect or omission, or reconcile inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan.  Further, nothing contained in this Article shall limit Debtor’s or the Trustee’s ability, as applicable, to modify the Plan pursuant to § 1127 of the Bankruptcy Code.

2.             Exculpation.  Neither Debtor nor any of its officers, directors, employees, counsel, accountants or agents shall have or will incur any liability, except for a liability based upon willful misconduct, to a Holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the distribution of property under the Plan, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This provision, however, is not intended to expand the limits of 11 U.S.C. § 1125(e) and other applicable law.

3.             Reservation of Rights/Preservation of Causes of Action.  Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by Debtor with respect to the Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of Debtor with respect to the holders of Claims or Equity Interests, whether prepetition or postpetition, prior to the Effective Date. Unless a claim or cause of action against a creditor, Equity Interest holder or other party  is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, Debtor expressly reserves such claim or cause of action for later adjudication by the Trustee, and therefore no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or causes of action upon or after the Confirmation or consummation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except where such claims or causes of action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order.  In addition, Debtor or the Trustee, as applicable, expressly reserve the right to pursue or adopt any claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which Debtor is a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits. Any person to whom Debtor has incurred an obligation (whether on account of services, purchase, or sale of goods or otherwise), or who has received services from Debtor or a transfer of money or property of Debtor, or who has transacted business with Debtor, or leased equipment or property from Debtor should assume that such obligation, transfer, or transaction may be reviewed by the Trustee subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised, or settled, be the subject of an action after the Effective Date, whether or not (i) a proof of claim was filed against Debtor in this case; (ii) Debtor has objected to such proof of claim; (iii) a claim was included in Debtor’s Schedules; or (iv) such  scheduled Claim has been objected to by Debtor or has been identified by Debtor as disputed, contingent, or unliquidated.

4.             Settlement Authority.  The Trustee shall, without notice to creditors, former Equity Interest holders or Court approval, have the authority to (i) compromise the payment of outstanding receivables and accelerate the payment of assets, and (ii) settle any actions, litigation or objections with respect to actions brought pursuant to Article 5 of the Bankruptcy Code, other litigation or Claim or Equity Interest objections.

ARTICLE V.   FEASIBILITY OF THE PLAN

The Court must find that the Plan is feasible.  The feasibility requirement also contemplates that Debtor establish the wherewithal to make the required Plan distributions to creditors and holders of Common Stock, if applicable.  The following table summarizes cash distributions required by the Plan (i) on the Effective Date (estimated to occur on May 14, 2007, if confirmation of the Plan occurs on April 27, 2007); and (ii) after the Effective Date:

Class	Payee	Payment Date	Est. Total Payments
N/A	Administrative Claims	Effective Date, or when Allowed	$20,000
N/A	Priority Tax Claims	Effective Date, or when Allowed	25,848
1	Secured Tax Claims	Effective Date, or when Allowed	10,000
2	Other Secured Claims	Effective Date, or when Allowed	0
3	Priority Wage Claims	Effective Date, or when Allowed	10,000
4	Unsecured Claims	First Distribution on Allowed Claims to be made on the Initial Distribution Date, and thereafter as feasible	1,336,624
	Costs of operations after confirmation	Post-Effective Date	67,500
5	Common Stock Interests	At such time as all Claims are paid in full	601,679
	Total Funds Required		$2,071,651.00

The sources of funds for the cash obligations described above are as follows:

Source	Estimated Cash Amt. on hand or available on or after the Effective Date
Debtor’s Operating Accounts	$1,915,000
Estimated Recoverable Accounts Receivable	160,000
Total Available Funds	$2,075,000

The Trust will have sufficient cash to make all payments required on the Effective Date.  After the Effective Date, total cash needs for operations, and pursuit of Claim objections and any litigation will be approximately $67,500.

ARTICLE VI.   LIQUIDATION ANALYSIS AND RISK FACTORS

A.            Introduction

A business debtor has two alternatives under U.S. bankruptcy law: Chapter 7 liquidation or Chapter 11 reorganization.  If a debtor files a petition under Chapter 7 (or if a Chapter 11 case is converted to a case under Chapter 7), all of the debtor’s assets are placed under the control of a “trustee” (usually a lawyer familiar with bankruptcy law) who is required to liquidate all of the assets promptly and distribute the proceeds to creditors in order of priority.

Any funds collected by the trustee are generally distributed: first, to secured creditors; second, to Administrative Claims (such as the trustee and his or her counsel); third, to priority

Claims such as employee wages and taxes; fourth, to unsecured creditors; and fifth, to equity interest Holders (shareholders).  The trustee is compensated by a percentage fee equal to approximately 5% of the first $1 million and 3% of all amounts thereafter.

Under Chapter 11 of the Bankruptcy Code, a debtor remains in possession and control of all of its assets and is permitted to continue to operate its business while it seeks to reorganize its business.  A Chapter 11 plan may take many forms, including a total or partial liquidation of the debtor’s assets in installment payments, conversion of debt Claims into equity interests, any combination of these or countless other alternatives.  There are many rules that must be followed by a debtor seeking to propose a Chapter 11 plan.  Generally, any plan must (i) be feasible; (ii) treat similar creditors and interest holders equally; (iii) provide a distribution to creditors with a present value greater than what the creditors would receive under a Chapter 7 liquidation; and (iv) follow the absolute priority rule, which provides that no creditor may receive anything of value unless the class(es) of creditors with a priority above such creditor are paid in full or agree to lesser treatment under the plan.  Once a plan has been formulated and a disclosure statement is created, creditors (and equity interest holders, if applicable) are asked to vote for or against the proposed plan.  If certain Bankruptcy Code requirements are satisfied, a plan can be confirmed despite a negative vote of creditors or equity interests holders, as long as at least a single class of impaired creditors or equity interest holders votes for the plan.  Debtor believes that a Chapter 11 reorganization provides the best alternative.

B.            Liquidation Analysis

1.             Summary.  The attached Exhibit F sets forth the Debtor’s liquidation analysis.  A description of the liquidating analysis follows, including assumptions.  THE FOLLOWING TEXT IS A SUMMARY ONLY AND DOES NOT ADDRESS EACH LINE ITEM ON THE LIQUIDATION ANALYSIS.  YOU ARE URGED TO CAREFULLY REVIEW THE ANALYSIS.

Debtor believes that a Chapter 11 liquidating plan is the most efficient way to permit distributions, if any, to Common Stock Interests because a Chapter 7 trustee has little incentive to make distributions to holders of equity interests.  Further, distributions on account of equity interests are very uncommon in Chapter 7 cases and Debtor believes the proposed Chapter 11 liquidating trustee will have the necessary expertise to perform such an equity distribution (if any).

2.             Assets.  Debtor’s assets are estimated to be $2,075,000 as of a projected Effective Date no later than May 31, 2007.  Since Debtor has been diligently collecting and liquidating assets over the past 18 months, at this time there remains minimal assets to collect.  Debtor is expecting to receive approximately $160,000 in recoverable accounts receivable after the Effective Date.

3.             Post-Confirmation Expenses.  Debtor anticipates that if the Chapter 11 cases were converted to a Chapter 7 case, estimated total expenses would be $176,865 compared to $67,500 if the Plan is confirmed - a difference of $109,365.  Expenses in a Chapter 7 would be higher for the following reasons:

•                  A Chapter 7 trustee would receive a statutory commission on all amounts disbursed, which in this case would be approximately $91,865.  Per this Plan, the Trustee’s fees are estimated to be $32,500.

•                  A Chapter 7 trustee would need to spend more legal fees to become familiar with Debtor, assess possible claims and any ongoing litigation.  Debtor has estimated this to be $55,000 as compared to $15,000 for a Chapter 11 liquidating trustee.

•                  Claims review and distribution to creditors and equity would not proceed as quickly as contemplated by this Plan.  Debtor estimates that all distributions contemplated under the Plan will be completed in one year, while distributions under a Chapter 7 would take approximately three years.  Thus, a Chapter 7 trustee would need to file several tax returns and perform other accounting functions, costing approximately $25,000, as opposed to the Trustee, whose accounting and tax preparation fees would be less, costing $10,000.

•                  Administrative expenses in a Chapter 7 are estimated to be $5,000, while such expenses are estimated to be $10,000 with a liquidating trust.  These expenses are higher since a $5,000 fee for distributions to Common Stock Interest holders is included.

4.             Estimated Payments to Creditors/Common Stock Interest Holders.  Under both scenarios, Debtor estimates that Allowed Administrative Claims, Priority Claims, Secured Tax Clams and Priority Wage Claims would be paid at the same amount.  However, significant differences appear with respect to Unsecured Claims: $4,834,753 in Chapter 7 liquidation versus $1,336,624 with the proposed liquidating plan.  This represents a 38% payout to Allowed Unsecured Claims in a Chapter 7, and a 100% payout to such Claims with interest under the terms of this Plan. Debtor has been involved in some very positive settlement negotiations with one of its large creditors, which settlement is dependent in large part upon this proposed Plan.  If this case converted to a Chapter 7 case, Debtor believes that this creditor would likely amend its Claim for a greater amount and most likely refuse to settle on similar favorable terms.

If the Allowed Claims are settled or reduced as projected, within the cost projected, this would leave approximately $600,000 for distribution to Common Stock Interest holders, representing $.064 per share.

C.            Risk Factors

                The Allowed Administrative Claims, Priority Tax Claims, Secured Tax Claims and Other Secured Claims, may be materially larger than the amounts projected by Debtor in this Disclosure Statement, resulting in a smaller distribution to Class 4, Unsecured Claims.

The Allowed Unsecured Claims may be materially larger than the amounts projected by Debtor in this Disclosure Statement, resulting in no distribution or a smaller than projected distribution to Class 5, Common Stock Interests.

The projected recoverable accounts receivable may be substantially less than anticipated, thereby reducing the amount available for payment of Unsecured Claims and Common Stock Interests.

ARTICLE VII. TAX LAW CONSEQUENCES OF THE PLAN

NOTHING STATED IN THE DISCUSSION WHICH FOLLOWS IS OR SHOULD BE CONSTRUED AS TAX ADVICE TO ANY CREDITOR OR HOLDER OF AN EQUITY INTEREST.  ALL PARTIES SHOULD CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

IRS CIRCULAR 230 DISCLOSURE:  TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENTS) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF (1) AVOIDING TAX-RELATED PENALTIES UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

The statements contained in this portion of the Disclosure Statement are based on existing provisions of the Code, Treasury Regulations promulgated thereunder, existing court decisions, published Revenue Rulings, Revenue Procedures and other technical releases from the Internal Revenue Service (the “IRS”), and legislative history.  Any changes in existing law may be retroactive, may affect transactions commenced or completed prior to the effective date of the changes, and may significantly modify this discussion.

Legislation may be introduced in future sessions of Congress that could eliminate or alter some of the anticipated tax results of the Plan.  No attempt has been made to evaluate in any detail the impact, which may be substantial, of any proposed legislation of the Plan.

The following is intended to be only a summary of certain tax considerations under current law that may be relevant to Debtor’s creditors and Equity Interest holders.  It is impractical to set forth in this Disclosure Statement all aspects of federal, state, and local tax law that may have tax consequences to the Debtor, its creditors and Equity Interest holders.

Most of the tax aspects discussed herein are complex and uncertain.  Moreover, the discussion below is necessarily general, and the full tax impact of the Plan will vary depending upon each creditor’s or an Equity Interest holder’s individual circumstances.  Therefore, all the creditors and holders of Common Stock Interests should satisfy themselves as to the federal, state, and local tax consequences of the plan by obtaining advice solely from their own advisors.

CREDITORS AND HOLDERS OF COMMON STOCK INTERESTS SHOULD NOT CONSIDER THE DISCUSSION THAT FOLLOWS TO BE A SUBSTITUTE FOR CAREFUL, INDIVIDUAL TAX PLANNING AND ARE EXPRESSLY CAUTIONED THAT THE INCOME TAX CONSEQUENCES ARE COMPLEX AND UNCERTAIN AND MAY VARY CONSIDERABLY DEPENDING UPON EACH PARTY’S CIRCUMSTANCES.

IN ADDITION, THE TAX CONSEQUENCES DESCRIBED HEREIN ARE UNDER THE LAWS OF THE UNITED STATES OF AMERICA.  NO ATTEMPT HAS BEEN MADE BY THE PLAN PROPONENTS TO DESCRIBE OR IDENTIFY ANY TAX CONSEQUENCES UNDER THE LAWS OF ANY OTHER COUNTRY, INCLUDING CANADA.

A.            Federal Taxes

Debtor anticipates that the Trust will be a taxable Trust.  Thus, any tax liability will be the responsibility of the Trust.  Costs of administration are expected to offset any such tax liability.  The terms of the Plan contemplate that holders of Allowed Unsecured Claims will be paid in full; however, this may not be the case.  The Plan may have the following effect on creditors of Debtor:

1.             To the extent that creditors receive payments under the Plan as interest, such creditors will recognize interest income under Section 61(a)(4) of the Code.

2.             The gain or loss to be recognized by such creditors will be either ordinary income or capital gain depending on, among other factors, the status of the creditor and nature of the Claim in the hands of the creditor.

3.             Section 166 of the Code permits the deduction of debts which have become totally or partially worthless.  Therefore, to the extent that certain creditors will receive less than full payment from Debtor with respect to the debt owed such creditors, such creditors may be able to deduct such bad debts for federal income tax purposes.  The nature if the deduction for a bad debt depends on its classification as either a business or non-business debt. For non-corporate taxpayers, non-business bad debts are deductible as short-term capital losses, and so are subject to the limitations on deductibility of capital losses under Sections 1211 and 1212 of the Code.  Business bad debts and bad debts held by corporate taxpayers are deductible as ordinary losses.  A bad debt is deductible to a creditor at the time it becomes wholly or partially worthless determined under the particular facts and circumstances.

B.            State and Local Taxes

In addition to the federal income tax consequences described above, creditors should consider potential state and local tax consequences that are not discussed herein.

ARTICLE VIII. RECOMMENDATION

In the opinion of the Debtor, the Plan is preferable to the alternatives described herein because it provides for a greater distribution to the holders of Claims, who would otherwise receive less in a liquidation under Chapter 7 of the Bankruptcy Code.  In addition, any alternative other than confirmation of the Plan could result in extensive delays and increase administrative expenses resulting in smaller distributions to the holders of Claims and Common Stock Interests.  Accordingly, Debtor recommends that holders of Claims entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Dated this 7th day of March, 2007

FISCHER IMAGING CORPORATION

		By:	/s/ Tom Connolly
Tom Connolly
President & Chief Executive Officer

APPROVED AS TO FORM:

JESSOP & COMPANY, P.C.

By:	/s/ Alice A. White
Douglas W. Jessop, #13299
Alice A. White, #14537
K. Lane Cutler, #37883
303 E. 17th Ave., Suite 930
Denver, CO 80203
Telephone: 303-860-7700
Facsimile: 303-860-7233
Email: jmail@jessopco.com
Attorneys for Debtor

EXHIBIT A

Form 10-Q for the Quarter Ended September 30, 2006

(incorporated by reference Fischer Imaging Corporation Form 10-Q, (File No. 0-19386), filed November 9, 2006)

EXHIBIT B

Forms 10-K and 10K/A for the Fiscal Year Ended December 31, 2005

(incorporated by reference Fischer Imaging Corporation Forms 10-K and 10-K/A, (File No. 0-19386), filed March 31, 2006 and May 1, 2006)

EXHIBIT C

Professional Fees

Exhibit C - Professional Fees

	Amount paid excluding retainers through December 31, 2006	Accrued and unpaid as of December 31, 2006	Retainers paid and not included in fees and expenses	Estimated fees and expenses from January 1, 2007, through May 31, 2007
Professional firms:

Jessop & Company, P.C.	$85,417.72	$57,757.40	$28,099.00	$70,000.00

Davis Graham & Stubbs, LLP	$0.00	$45,096.78	$29,018.00	$10,000.00

Ehrhardt Keefe Steiner & Hottman, P.C.	$—	$14,960.00	$0.00	$—

Faegre & Benson, LLP	$—	$4,283.00	$0.00	$—

Gordon, Hughes & Banks, LLP	$10,998.60	$—	$0.00	$14,250.00

Totals:

EXHIBIT D

Balance Sheet and Income Statement, January, 2007

DEBTOR:	Fischer Imaging Corporation	CASE NO:	06-15611

Form 2-C
COMPARATIVE BALANCE SHEET
For Period Ended: 1/31/07

		Current	Petition
	ASSETS	Month	Date (1)
	Current Assets:
	Cash (from Form 2-B, line 5)	$2,053,134.51	$1,138,518.57
	Accounts Receivable (from Form 2-E)	218,939.86	420,608.98
	Receivable from Officers, Employees, Affiliates	0.00	0.00
	Inventory	47,173.67	397,700.99
Other Current Assets :(List)	Prepaid expenses	84,874.40	168,028.61
	Prepaid insurance	169,648.25	170,815.24

	Total Current Assets	$2,573,770.69	$2,295,672.39

	Fixed Assets:
	Land	$0.00	$0.00
	Building	0.00	0.00
	Equipment, Furniture and Fixtures	6,755.00	22,630.00

	Total Fixed Assets	6,755.00	22,630.00
	Loss: Accumulated Depreciation	(0)	(0)

	Net Fixed Assets	$6,755.00	$22,630.00

Other Assets (List):	Prepaid insurance — long-term	716,888.89	789,348.60
	Byers Peak Deposit	0.00	11,000.00

	TOTAL ASSETS	$3,297,414.58	$3,118,650.99

	LIABILITIES
	Post-petition Accounts Payable (from Form 2-E)	$11,403.74	$0.00
	Post-petition Accrued Profesional Fees (from Form 2-E)	126,867.81	0.00
	Post-petition Taxes Payable (from Form 2-E)	7,749.87	0.00
	Post-petition Notes Payable	0.00	0.00
Other Post-petition Payable(List):	Accrued payroll	0.00	0.00
	Accrued severance	0.00	0.00
	Accrued vacation	0.00	0.00

	Total Post Petition Liabilities	$146,021.42	$0.00

	Pre Petition Liabilities:
	Secured Debt	0.00	0.00
	Priority Debt	10,000.00	30,159.90
	Contingent tax claims	160,275.85	163,737.58
	Unsecured Debt **	1,545,929.88	1,227,870.03

	Total Pre Petition Liabilities	$1,716,205.73	$1,421,767.51

	TOTAL LIABILITIES	$1,862,227.15	$1,421,767.51

	OWNERS’ EQUITY
	Owner’s/Stockholder’s Equity	$49,549,089.02	$49,549,089.02
	Retained Earnings — Prepetition	-47,852,205.54	-47,852,205.54
	Retained Earnings — Post-petition	-261,696.05	0.00

	TOTAL OWNERS’ EQUITY	$1,435,187.43	$1,696,883.48

	TOTAL LIABILITIES AND OWNERS’ EQUITY	$3,297,414.58	$3,118,650.99

(1)  Petition date values are taken from the Debtor’s balance sheet as of the petition date or are the values listed on the Debtor’s schedules.

**  Note that changes are caused by changes in estimates or the reduction of time related to warranties and service contracts as approved to be maintained by the court.

Form 2-D
PROFIT AND LOSS STATEMENT
For Period 1/1/07 to 1/31/07

	Current Month	Accumulated Total (1)

Gross Operating Revenue	$0	$1,145,542.89
Less: Discounts, Returns and Allowances	(0)	(0)

Net Operating Revenue	$0	$1,145,542.89

Cost of Goods Sold	0	434,930.13

Gross Profit	$0	$710,612.76

Operating Expenses
Officer Compensation	$7,012.50	$81,752.39
Selling, General and Administrative	45,588.69	247,644.39
Rents and Leases	1,172.70	25,646.04
Depreciation, Depletion and Amortization	0	0
Other (list):		0
		0

Total Operating Expenses	$53,773.89	$355,042.82

Operating Income (Loss)	$(53,773.89)	$355,569.94

Non-Operating Income and Expenses
Other Non-Operating Expenses	$(5,999.16)	$(463,495.09)
Gains (Losses) on Sale of Assets	10,000.00	9,031.04
Interest Income	6,493.92	22,951.14
Interest Expense	0	(281.79)
Other Non-Operating Income		61,532.12

Net Non-Operating Income or (Expenses)	$10,494.76	$(370,262.58)

Reorganization Expenses
Legal and Professional Fees	$43,387.57	$224,269.78
Other Reorganization Expense	5,314.94	22,733.63

Total Reorganization Expenses	$48,702.51	$247,003.41

Net Income (Loss) Before Income Taxes	$(91,981.64)	$(261,696.05)

Federal and State Income Tax Expense (Benefit)	0	0

NET INCOME (LOSS)	$(91,981.64)	$(261,696.05)

(1)  Accumulated Totals include all revenue and expenses since the petition date.

EXHIBIT E

Claims

Exhibit E
Claims

Creditor	CPT POC NO.	Total POC Amount	Amount Unsecured Claims	Amount Secured Tax Claims	Amount Priority Tax Claims	Amount Priority Wage Claims
Accounttemps, Attn Karen Lima	16	$272.00	$272.00	$0.00	$0.00
Adams County Treasurer	36	$44,067.90	$0.00	$44,067.90	$0.00
Airport Imaging, LLC (Note 1)	23	$648,600.00	$648,600.00	$0.00	$0.00
All American	7	$850.73	$850.73	$0.00	$0.00
Carl I. Maes (Note 2)	21	$11,878.14	$1,878.14	$0.00	$0.00	$10,000.00
City of Philadelphia	10	$617.99	$0.00	$0.00	$617.99
Deerfield Partners, L.P. (Note 3)	17,	See note 3 below	$0.00	$0.00	$0.00
Department of Labor and Industries	9	$30.71	$10.00	$0.00	$20.71
Employers Insurance Company of Wausau	27	No amount given	$0.00	$0.00	$0.00
Epsilonium Systems, Inc.	14, 18	$1,215.00	$1,215.00	$0.00	$0.00
ESS Consulting, Inc.	5	$0.00	$0.00	$0.00	$0.00
FEDEX Customer Information Services	3	$701.85	$701.85	$0.00	$0.00
Louis E. Rivelli (Note 4)	24	Unknown	Unknown	Unknown	Unknown
Merrill Communications, LLC	1	$3,380.00	$3,380.00	$0.00	$0.00
Morgan W. Nields (Note 5)	28	No amount given	$0.00	$0.00	$0.00
State of New Jersey Department of Treasury, Division of Taxation	34	$3,712.31	$3,712.31	$0.00	$0.00
State of New Jersey Department of Treasury, Division of Taxation	33	$677.85	$0.00	$0.00	$677.85
State of New Jersey Department of Treasury, Division of Taxation	35	See Comments	$0.00	$0.00	See Comments
North Mississippi Medical Center, Inc	13	$492.98	$492.98	$0.00	$0.00

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Creditor	CPT POC NO.	Total POC Amount	Amount Unsecured Claims	Amount Secured Tax Claims	Amount Priority Tax Claims	Amount Priority Wage Claims
North Mississippi Medical Center, Inc.	13	$492.98	$492.98	$0.00	$0.00
Ohio Bureau of Workers’ Compensation	12	$883.34	$0.00	$0.00	$883.34
Ohio Department of Taxation	11	$111.83	$50.00	$0.00	$61.83
Ohio Department of Taxation	32	$1,530.00	$500.00	$0.00	$1,030.00
Oklahoma Tax Commission	4	$732.65	$20.00	$0.00	$712.65
Paula Rosson (Note 7)	20	$106,782.69	$96,782.69	$0.00		$10,000.00
Pennsylvania Department of Revenue	26	$4,742.00	$293.00	$0.00	$4,449.00
Phillips Medical Systems DMC GmbH (Note 6)	29	$2,500,000.00	$2,500,000.00	$0.00	$0.00
Phillips Medical Systems DMC GmbH (Note 6)	30	$1,000,000.00	$1,000,000.00	$0.00	$0.00
Phillips Medical Systems DMC GmbH (Note 6)	31	$237,000.00	$237,000.00	$0.00	$0.00
R. I. Division of Taxation	6	$500.00	$0.00	$0.00	$500.00
Rodney B. Johnson (Note 4)	25	$27,498.00	$27,498.00	$0.00	$0.00
State Board of Equalization, Special Procedures Section, MIC:55	19	$16,894.62	$0.00	$0.00	$16,894.62
Stephen G. Burke (Note 4)	22	$300,000.00	$300,000.00	$0.00	$0.00
Xerox Capital Services LLC	2, 15,	$11,197.17	$11,197.17	$0.00	$0.00
XO Communications	8	$299.15	$299.15	$0.00	$0.00
Totals		$4,924,668.91	$4,834,753.02	$44,067.90	$25,847.99	$20,000.00

Note 1:               Subject to pending claim objection; see section in Disclosure Statement on “Pending and Threatened Material Litigation.”

Note 2:               Will be withdrawn

Note 3:               Claim superceded by proof of interest.

Note 4:               Claims filed by former officers/directors for indemnification; see section in Disclosure Statement on “Pending and Threatened Material Litigation.”

Note 5:               Equity Interest

Note 6:               Subject of pending settlement negotiations.

Note 7:               Will be reduced

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EXHIBIT E

Claims

EXHIBIT F

LIQUIDATION ANALYSIS

	LIQUIDATION ANALYSIS IF CASE IS CONVERTED TO CHAPTER 7	LIQUIDATION ANALYSIS IF LIQUIDATING TRUSTEE IS APPOINTED
1. Estimate of Assets
Cash to Date (a)	2,051,136	2,051,136
Recoverable Accounts Receivable (b)	180,346	180,346
Interest Income (c)	5,000	5,000
Other (d)	50,674	50,674
SUBTOTAL	2,287,156	2,287,156

2. Administrative Claims
Jessop & Company, P.C. Fees, net of recoverable retainers (e)	77,017	77,017
Davis Graham & Stubbs, LLP, net of recoverable retainers (e)	28,995	28,995
Ehrhardt Keefe Steiner & Hottman, P.C. (e)	3,739	3,739
Faegre & Benson, LLP (e)	5,513	5,513
Gordon, Hughes & Banks, LLP (f)	14,250	14,250
Contract Fees (g)	40,000	40,000
Other (h)	54,741	54,741
SUBTOTAL	224,255	224,255

3. US Trustee CH 11 Fees	—	11,250

4. Assets less Administrative Claims & CH 11 Fees	2,062,901	2,051,651

5. Priority Tax Claims (i)	#REF!	#REF!

SUBTOTAL	#REF!	#REF!

6. Secured Tax Claims (Class 1) (i)	10,000	10,000

SUBTOTAL	10,000	10,000

7. Other Secured Claims (Class 2)	—	—

SUBTOTAL	—	—

	LIQUIDATION ANALYSIS IF CASE IS CONVERTED TO CHAPTER 7	LIQUIDATION ANALYSIS IF LIQUIDATING TRUSTEE IS APPOINTED

8. Priority Wage Claims (Class 3) (i)	10,000	10,000

SUBTOTAL	10,000	10,000

9. Chapter 7 Expenses
Chapter 7 Trustee Statutory Commission (j)	91,865
Legal Fees	55,000
Other Professional Fees	25,000
Administrative Expenses	5,000
SUBTOTAL	176,865	—

10. Liquidating Trust Expenses
Liquidating Trustee Fees (k)		32,500
Legal Fees		15,000
Other Professional Fees		10,000
Administrative Expenses		10,000
SUBTOTAL	—	67,500

11. Amounts Available for Distribution to	#REF!	#REF!
Unsecured Creditors

12. Allowable Unsecured Claims (i)	4,834,753	#REF!
Percent of claim recovered	#REF!	#REF!

13. Amounts Available for Distribution to
Common Stock Holders	#REF!	#REF!
Percentage distributable per one share	#REF!	#REF!

NOTES TO EXHIBIT F

(a)	Cash on hand as of January 31, 2007

(b)	The recoverable receivables consist of:

	JN Properties royalty payments due no later than 11/1/07.	160,000
	Tax refunds due from tax returns filed for 2005 tax year	6,937
	Other receivables	13,409
		180,346

	An additional $34,000 has been allowed for due to inability to collect. We will vigorously pursue these additional amounts.
	JN Properties could pay up to an additional $80,000 of royalties.

(c)	To be conservative, only February’s interest is included

(d)

Sale of mammography assets to Linear Technologies has not been completed but is expected to generate cash of approximately $47,000. Miscellaneous computers and office furniture have not been sold but are expected to generate approximately $3,500 of cash proceeds, net of commissions to sell.

(e)

Included as unpaid professional fees are estimated amounts due for the months of January 2007 through May 2007 and the cumulative unpaid twenty-five percent hold-back or other unpaid balances for each firm, less any recoverable retainers.

(f)	Estimated fees to prepare tax returns for the 2006 tax year & the final tax return for 2007.

(g)	Estimated costs of the officer and accounting assistance for the months of January 2007 through May 2007.

(h)	Amount consists of the following:
	CPT Group printing and mailing costs	$25,000
	Delaware taxes	10,850
	Rent for office space	3,000
	Expenses related to file monthly operating reports with the SEC	10,000
	Miscellaneous payables due	5,891
		$54,741

(i)	Amount of projected allowed claims are estimates only, and do not constitute an admission by Debtor as to the validity or amount of any particular claim.

(j)	Fee based on following statutory formula:
25% of amount disbursed up to $5,000
10% of the amount disbursed $5,001 to $50,000
5% of the amount disbursed from $50,001 to $1,000,000
3% of the amount disbursed in excess of $1,000,000

(k)	Chapter 11 liquidating trustee paid at standard hourly rate of $325.

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF COLORADO

In re:

FISCHER IMAGING CORPORATION,	Case No. 06-15611 EEB

EIN: 36-2756787	Chapter 11

Debtor.

LIQUIDATING CHAPTER 11 PLAN PROPOSED BY DEBTOR,
DATED FEBRUARY 20, 2007

Pursuant to Chapter 11, Title 11 of the United States Code, 11 U.S.C. §§ l01 et seq., Debtor in the above captioned case, Fischer Imaging Corporation, hereby respectfully proposes the following Liquidating Chapter 11 Plan:

ARTICLE 1
GENERAL

A.            Defined Terms

1.             Administrative Claim:  A Claim for costs and expenses of administration under §§ 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the estate and assets of Debtor (including, but not limited to, wages, salaries or commissions for services and payments for goods and other services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under §§ 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the estate under chapter 123 of Title 28 United States Code, 28 U.S.C. §§ 1911-1930.

2.             Allowed:  With respect to (a) Claims, any Claim that (i) has been scheduled by Debtor in its schedules of liabilities as other than disputed, contingent or unliquidated and as to which Debtor, Trustee or other party in interest has not filed an objection; (ii) was filed on or before the Claim Bar Date or filed after such date with leave of Court to which a timely objection has not been filed; (iii) has been allowed by a Final Order, or by stipulation as to the amount and nature of Claim executed with Debtor, or with Trustee on or after the Effective Date; (iv) relates to a rejected executory contract or unexpired lease as to which Trustee or other party in interest has not filed an objection, or has been allowed by a Final Order, in either case only if a proof of Claim has been filed within 30 days from the Confirmation Date or has otherwise been deemed timely filed under applicable law; or (v) a Claim that is allowed pursuant to the terms of this Plan, and (b) Equity Interests, any Equity Interest (i) to which Trustee or Debtor has not filed a timely objection; or (ii)

has been allowed as a Common Stock Interest by a Final Order, or by stipulation executed with Debtor, or with Trustee on or after the Effective Date.

3.             Bankruptcy Code:  The Bankruptcy Reform Act of 1978, Title 11 of the United States Code, as amended from time to time, as set forth in §§ 101 et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

4.             Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to Debtor’s case, promulgated under 28 U.S.C. § 2075 and the General, Local and Chambers Rules of the Court.

5.             Claim:     A claim (as defined in § 101(5) of the Bankruptcy Code) against Debtor, including, but not limited to: (a) any right to payment from Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmeasured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmeasured, disputed, undisputed, secured or unsecured.  “Claim” shall not include unmatured or unearned interest as of the Petition Date on the amount of any Claim except as permitted by the Bankruptcy Code or except as expressly provided otherwise in this Plan.

6.             Claims Bar Date:  November 20, 2006, the bar date for filing proofs of Claim, as established by Court order dated September 25, 2006, and any supplemental bar date established by Court order.

7.             Class:  A category of holders of Claims or Equity Interests as set forth in Article 2 of the Plan.

8.             Common Stock Interest:  An Equity Interest in Debtor represented by Debtor’s issued and outstanding common stock as of the Effective Date.  All references to Common Stock Interests subsequent to the Effective Date shall be deemed to refer to the distribution rights of the holders of Common Stock Interests.

9.             Confirmation Date:  The date on which the Court enters the Confirmation Order.

10.           Confirmation Order:  The Order entered by the Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

11.           Court:  The United States Bankruptcy Court for the District of Colorado.

12.           Debtor:  Fischer Imaging Corporation.

13.           Disclosure Statement:  The Disclosure Statement for the Liquidating Chapter 11 Plan Proposed by Debtor, dated February 9, 2007, to be filed and as amended, supplemented, or

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modified from time to time, describing the Plan, that is prepared and distributed in accordance with  §§ 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

14.           Disputed Claim:  Any Claim: (a) listed on the Schedules as unliquidated, disputed or contingent; or (b) as to which Debtor, Trustee or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by Debtor or Trustee in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

15.           Disputed Equity Interest:  An Equity Interest as to which Debtor or Trustee has interposed a timely objection in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by Debtor or Trustee in accordance with applicable law, which objection or dispute has not been withdrawn or determined by a Final Order.

16.           Effective Date:  The first business day fifteen (15) days after the Confirmation Date, or, if an appeal is taken and the Confirmation Order is stayed, the first business day after the later of the date (a) the stay expires by its own terms; or (b) the order vacating or terminating the stay becomes a Final Order.

17.           Equity Interest:  Any legal or beneficial equity interest in Debtor including, but not limited to, all issued, unissued, authorized or outstanding shares of stock, whether common or preferred, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

18.           Final Order:  An order no longer subject to appeal, review or certiorari proceedings.

19.           Initial Distribution Date:  The date which is thirty days after the Effective Date.

20.           Liquidation Reserve:  A cash reserve, carved out of the Trust Funds, for the payment of (a) estimated Trust Expenses, (b) all Disputed or unliquidated Claims that are Administrative Claims, Priority Tax Claims or Claims in Classes 1 through 3, and (c) estimated post-confirmation Quarterly UST Fees.

21.           Operating Administrative Claim:  A type of Administrative Claim, being an operating expense of Debtor incurred in the ordinary course of its operations prior to the Effective Date, such as payables for goods or services.

22.           Other Equity Interests:  All Equity Interests except Common Stock Interests.

23.           Other Secured Claims:  A Secured Claim that is not a Secured Tax Claim.

24.           Petition Date:  August 22, 2006.

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25.           Plan:  This Liquidating Chapter 11 Plan, either in its present form or as it may be altered, amended or modified in accordance with the Bankruptcy Code.

26.           Priority Tax Claim:  A Claim of a governmental unit of the kind specified in § 507(a)(8) of the Bankruptcy Code.

27.           Priority Wage Claim:  Any Claim for wages, salaries or commissions accorded priority in right of payment under § 507(a)(4)(A) of the Bankruptcy Code.

28.           Pro Rata:  With respect to any (a) creditor, that proportion which the Allowed Claim of such creditor bears to the sum of all Allowed Claims in the same class as the creditor’s Allowed Claim; or (b) the holder of Common Stock Interests, that proportion which the Allowed Common Stock Interests of such holder bears to the sum of all Allowed Common Stock Interests.

29.           Quarterly UST Fees:  Post-confirmation quarterly fees owing to the United States Trustee Program pursuant to 28 U.S.C. § 1930(a)(6).

30.           Secured Claim:  A Claim (a) that is secured by a lien on property in which Debtor’s estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under § 553 of the Bankruptcy Code or avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the Claim holder’s interest in the estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to § 506(a) of the Bankruptcy Code; or  (b) Allowed under this Plan as a Secured Claim, including any Secured Tax Claim.  A Secured Claim may include postpetition interest if permitted under § 506 of the Bankruptcy Code.

31.           Secured Tax Claim:  A Secured Claim of a governmental unit that would otherwise meet the description of an unsecured claim of a governmental unit under § 507(a)(8), but for the secured status of that claim.

32.           Servicer:  An agent, servicer, street name holder or other authorized representative of any creditor or holder of Common Stock Interests recognized by Debtor or Trustee.

33.           Trust:     The Fischer Liquidating Trust, as created in Article 7 of the Plan.

34.           Trust Expenses:  All costs and expenses associated or incurred in connection with the implementation and consummation of the Plan, including, without limitation, the compensation and expenses payable to Trustee and those professionals retained by Trustee to assist in the implementation and consummation of the terms of the Plan, and all costs and expenses of taking possession of, holding, maintaining, liquidating or distributing Debtor’s assets that shall be transferred to, and vested in the Trust.

35.           Trust Funds:  The cash assets of the Trust.

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36.           Trustee: The trustee of the Trust, who will implement the Plan after the Confirmation Date until he or she resigns or is replaced.

37.           Unsecured Claim:  Any Claim against Debtor that is not a Secured Claim, Administrative Claim, Priority Tax Claim or Priority Wage Claim, including without limitation any Claims arising from the rejection of executory contracts and/or unexpired leases and including any allegedly secured but unperfected Claims that are not otherwise dealt with in this Plan.

38.           Unsecured Claim Reserve:   A cash reserve, carved out of the Unsecured Fund, for the payment of all Disputed or unliquidated Unsecured Claims.

39.           Unsecured Fund:  A fund consisting of the monies available for distribution on Unsecured Claims, calculated by subtracting the monies in the Liquidation Reserve from the Trust Funds.

B.            Rules of Interpretation, Computation of Time and Governing Law

1.             Rules of Interpretation.  For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Articles and Exhibits are references to Articles and Exhibits of or to the Plan; (e) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in § 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2.             Computation of Time.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Court resides, without giving effect to the principles of conflict of laws thereof.

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ARTICLE 2
CLASSIFICATION OF CLAIMS AND INTERESTS

A.            Summary.  The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to §§ 1122 and 1123(a)(l) of the Bankruptcy Code except for Classes pertaining to Administrative and Priority Tax Claims, which are not classified pursuant to 11 U.S.C. § 1123 (a)(1) and are not entitled to vote on the Plan.  A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.   A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest may be Allowed in that Class.

The classification of Claims and Equity Interests against Debtor pursuant to this Plan is as follows:

Class Number	Class	Status	Voting Rights
N/A	Administrative Claims	Unimpaired	No
N/A	Priority Tax Claims	Unimpaired	No
1	Secured Tax Claims	Unimpaired	No
2	Other Secured Claims	Impaired	Yes
3	Priority Wage Claims	Unimpaired	No
4	Unsecured Claims	Impaired	Yes
5	Common Stock Interests	Impaired	Yes
6	Other Equity Interests	Impaired	No

ARTICLE 3
ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.            Treatment of Administrative Claims.  Administrative Claims are not designated as a Class pursuant to Bankruptcy Code § 1123(a)(1) and are not entitled to vote pursuant to the Bankruptcy Code.  Unless otherwise agreed, these Claims (other than Allowed Operating Administrative Claims) shall receive payment in full (unless previously paid in full pursuant to Court orders), from Trustee in cash on the later of (i) the Effective Date, or (ii) within twenty (20) business days after the date these Claims become Allowed Claims; provided, however, that any unpaid Quarterly UST Fees, including any uncontested delinquent fees, shall be paid on the Effective Date.  Allowed Operating Administrative Claims will be paid fully in cash in the ordinary course of business by Trustee (including any payment terms applicable to such expense), upon presentment or otherwise in accordance with the particular terms relating thereto.  All Administrative Claims shall be filed within sixty (60) days of the Effective Date or shall be forever barred.

B.            Treatment of Priority Tax Claims.  Priority Tax Claims are not designated as a Class pursuant to Bankruptcy Code § 1123(a)(1) and are not entitled to vote pursuant to the Bankruptcy Code.  Unless otherwise agreed, these Claims, at the option of Trustee, shall receive (i) payment

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in full (unless previously paid in full pursuant to Court orders), in cash on the later of (A) the Effective Date, or (B) within twenty (20) business days after the date these Claims become Allowed Claims; or (ii) deferred quarterly cash payments, with interest at the rate of eight percent (8%) per annum, payable over a period of three years, commencing on the later of (A) the Effective Date, or (B) within twenty (20) business days after the date these Claims become Allowed Claims.  All Priority Tax Claims shall be filed within sixty (60) days of the Effective Date or shall be forever barred.

ARTICLE 4
TREATMENT OF CLAIMS THAT ARE UNIMPAIRED

A.            Treatment of Class 1 Claims.  Class 1, Secured Tax Claims, is unimpaired.  Unless otherwise agreed, the holders of Allowed Claims in this Class shall receive payment in full on the later of (i) the Effective Date; or (ii) within twenty (20) business days after the date these Claims become Allowed Claims.

B.            Treatment of Class 3 Claims.  Class 3, Priority Wage Claims, is unimpaired.  Unless otherwise agreed, the holders of Allowed Claims in this Class shall receive payment in full on the later of (i) the Effective Date; or (ii) within twenty (20) business days after the date these Claims become Allowed Claims.  Since Class 5 is unimpaired, the holders of such Claims are not entitled to vote to accept or reject the Plan.

ARTICLE 5
TREATMENT OF CLAIMS THAT ARE IMPAIRED

A.            Treatment of Class 2 Claims.  Class 2, Other Secured Claims, is impaired.  Unless otherwise agreed (or as otherwise determined by the Court), the holders of Allowed Claims in this Class, if any, (a) shall retain the liens or security interests securing the Claims, and (b) shall receive, at the option of Trustee (on the later of the Effective Date or within twenty (20) business days after the date such Claim becomes an Allowed Claim) (i) the property subject to the security interest or lien; or (ii) payment to the extent of the value of the property subject to the holder’s security interest or lien, or the amount applicable thereto, whichever is lesser.  Any deficiency amount owing to the holder of an Other Secured Claim in excess of the value of the subject property will be treated as an Unsecured Claim.  Since Class 2 is impaired, it is entitled to vote to accept or reject the Plan.

B.            Treatment of Class 4 Claims.  Class 4, Unsecured Claims, is impaired.  The holders of Allowed Claims in this Class will be paid Pro Rata from the Unsecured Fund, after payment in full of Administrative Claims, Priority Tax Claims, and Claims in Classes 1 through 3.  Distributions shall be made as set forth in Article 8 below and include simple interest on any outstanding balance from the Effective Date, calculated at the interest rate available on five-year United States Treasury Notes on the Effective Date.  Since Class 4 is impaired, it is entitled to vote to accept or reject the Plan.

C.            Treatment of Class 5 Interests.  Class 5, Common Stock Interests, is impaired.  On the Effective Date all Common Stock Interests will be terminated and cancelled.  Holders of Allowed Common Stock Interests shall receive a Pro Rata distribution, if any, from the Trust Funds only after

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payment in full of all Allowed Claims.  Since Class 5 is impaired, it is entitled to vote to accept or reject the Plan.

D.            Treatment of Class 6 Interests.  Class 6, Other Equity Interests, is impaired.  On the Effective Date all Other Equity Interests will be terminated and cancelled.  This Class is impaired but is not entitled to vote to accept or reject the Plan since it is deemed to reject the Plan pursuant to § 1126(g) of the Bankruptcy Code.

ARTICLE 6
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Upon the Effective Date, all unexpired leases and executory contracts which were entered into prior to the Petition Date and have not already been rejected or previously assumed and assigned will be deemed rejected.  Holders of Claims arising as a result of rejection under this Article will have until thirty (30) days from the Effective Date within which to file proofs of claim for such rejected Claims, or will otherwise be barred.  Rejection shall be deemed to have occurred on the earlier of (a) the date the property was returned to the holder thereof or abandoned; or (b) the Effective Date.

ARTICLE 7
MEANS FOR EXECUTION OF THE PLAN

A.            Creation of Trust.  Upon the Effective Date, a trust to be known as the Fischer Liquidating Trust shall be created pursuant to the terms of the Trust Agreement attached hereto as Exhibit A.

B.            Appointment of Trustee.  Tom Connolly shall be the Trustee, who shall be approved by the Court in the Confirmation Order and serve pursuant to the terms of the Trust Agreement until he resigns or is replaced.  As consideration for Trustee’s services, Trustee shall receive the compensation set forth in the Trust Agreement.

C.            Vesting of Assets in Trust.  As of the Effective Date, title to all of Debtor’s assets and property, including all claims, causes of actions and other interests, shall be vested in the Trust free and clear of any liens, claims, interests or encumbrances, and the Trust shall be considered the successor in interest to Debtor.  Debtor shall execute such documents as Trustee shall deem reasonably necessary to effectuate the vesting of title of such assets in Trustee.

D.            Dissolution of Debtor.  As of the Effective Date, Debtor, having transferred all assets and obligations to the Trust pursuant to the Plan, and having terminated the employment of all managers and employees, if any, shall be deemed dissolved without further action, except for (i) such administrative actions as may be necessary to carry out the purposes of the Plan and the wind-up of Debtor’s affairs; and (ii) compliance with the provisions of § 303 of the General Corporation Law of the State of Delaware.

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E.             General Authorizations.  Pursuant to §§ 105 and 1142(b) of the Bankruptcy Code, and, as applicable, pursuant to §303 of the General Corporation Law of the State of Delaware (and any other applicable law of the State of Delaware), Trustee is empowered to and shall take any and all actions reasonably necessary to implement the transactions contemplated by the Plan, all without further corporate action or action by (or vote of) directors or stockholders of Debtor.

ARTICLE 8
DISTRIBUTIONS AND RESERVES

A.            Initial Distributions and Liquidation Reserve.   On the Effective Date, Trustee will pay from the Trust Funds the existing Allowed Administrative Claims and Priority Tax Claims, if any, and the existing Allowed Claims, if any, in Classes 1 through 3.  After payment of these Allowed Claims, Trustee shall establish the Liquidation Reserve.  As and when the Claims listed above become Allowed Claims, Trustee shall pay such claims from the Liquidation Reserve within thirty days from the date the Claim becomes an Allowed Claim.  Any Quarterly UST Fee shall be made when due, which payment obligation shall continue until Debtor’s chapter 11 case is closed. Trustee shall also comply with all reporting requirements of the Office of the U.S. Trustee.

B.            Unsecured Claims.  As to Allowed Class 4 Claims, Trustee shall make periodic distributions no more frequently than monthly, within his or her sole discretion, on a Pro Rata basis, from the Unsecured Fund, after the establishment of the Unsecured Claims Reserve, with the first Pro Rata distribution to be made on the Initial Distribution Date.  Upon final resolution of a Class 4 Disputed Claim, Trustee shall make a Pro Rata distribution on the Allowed amount of such Class 4 Claim (consistent with the percentage paid to other allowed Class 4 Claims) as provided in paragraph 9C herein.

C.            Common Stock Interests.  If and when all Unsecured Claims are paid in full, Trustee or his designee shall make one distribution, on a Pro Rata basis, to all holders of Allowed Common Stock Interests.  Provided, however, that in the event any Disputed Equity Interest is still unresolved at such time, no distribution shall be made to on Allowed Common Stock Interests to the holders thereof until the resolution of such Disputed Equity Interest.

ARTICLE 9
DISPUTED CLAIMS AND DISPUTED EQUITY INTERESTS

A.            Objections.  After the Effective Date, objections to Claims and Equity Interests shall be made only by Trustee, and objections to Claims and Equity Interests made prior to the Effective Date shall be pursued only by Trustee.  Trustee may, at any time up to the six month anniversary of the Effective Date, file an objection to any Claim or Equity Interests that in Trustee’s opinion should be rejected in whole or in part.  The period within which to file any such objections may be extended with Court approval.  This objection procedure will apply, without limitation, to Claims arising from the rejection of executory contracts and unexpired leases.  Upon the filing of any such objection, such Claim or Equity Interest will be considered a Disputed Claim or Disputed Equity Interest, as applicable.  The Servicers of any Equity Interests shall promptly respond to Trustee’s reasonable

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requests for information concerning such interests (whether legal or beneficial), and shall be compensated in accordance with paragraph 13C below.

B.            Allowance of Disputed Claims and Payment of Distributions.  Upon the allowance of a Disputed Claim, either compromise and settlement or by Final Order, Trustee shall distribute to the holder of such Allowed Claim the distributions to which such holder shall be then entitled within thirty days after the date of the entry of the judgment by which such Disputed Claim becomes an Allowed Claim or otherwise consistent with the timing and terms of distribution to other members of the same Class.

C.            Reserve for Disputed Claims.  Trustee shall make an adequate reserve for all Disputed Claims.  In calculating the amount of reserves to be contained in the Liquidation Reserve for Disputed Claims, Trustee shall reserve an amount equal to either (i) the full amount claimed by the holder thereof; or (ii) the amount of such Claim as estimated or Allowed by order of the Court.. In calculating the amount of reserves to be contained in the Unsecured Claims Reserve, any excess amount reserved on such Disputed Claim shall be released from the Liquidation Reserve to the Unsecured Fund.  Trustee shall reserve a percentage of Disputed Unsecured Claims equal to the estimated Pro Rata distribution for Claims in Class 4.    No holder of any Disputed Claim shall be entitled to recover any distributions made to other holders of Allowed Claims regardless of any delay in obtaining an order allowing or estimating a Disputed Claim or unliquidated Claim.  Notwithstanding anything herein to the contrary, no reserve shall be necessary on account of unliquidated Claims (except for Administrative Claims), unless and until such holders shall obtain an order of the Bankruptcy Court estimating such Claim(s) for the purpose of calculating a proper reserve prior to the allowance thereof by order of the Bankruptcy Court

D.            Estimation of Disputed Claims and Equity Interests.  Any Disputed Claim or Equity Interest may be estimated by the Court at any time, regardless of whether such Claim or Equity Interest has been Allowed by the Court or another court, and regardless of whether any judgment or order with respect to such Claim or Equity Interest is on appeal, for purposes of making distributions or holding funds in reserve under the Plan (if applicable).  If a Claim or Equity Interest has been estimated by the Court for purposes of accepting or rejecting this Plan, such estimation shall be used for the purposes of making distributions or holding funds in reserve under the Plan (if applicable), and no further estimation will be required.

ARTICLE 10
ADVERSARY PROCEEDINGS AND LITIGATION

A.            Adversary Proceedings.  Trustee shall have the right to commence adversary proceedings to enforce any claim or interest belonging to Debtor, including any claims or interests arising under Chapter 5 of the Bankruptcy Code including §§ 542, 544, and 547 through 551of the Bankruptcy Code.

B.            Litigation.  Trustee shall have the right to commence and defend litigation as necessary in any court of applicable jurisdiction.

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ARTICLE 11

CONFIRMATION NOTWITHSTANDING REQUIREMENTS OF § 1129(a)(8)

Debtor requests that, if necessary, the Court confirm this Plan, as it may be modified prior to the Confirmation Date pursuant to § 1129(b) of the Bankruptcy Code, notwithstanding the failure of the Plan to satisfy the requirements of § 1129(a)(8) of the Bankruptcy Code.

ARTICLE 12

EFFECT OF CONFIRMATION

A.            Confirmation of Stay.  From and after the Confirmation Date, the stay of an act against any of Debtor’s assets under § 362(a) of the Bankruptcy Code shall continue until the Effective Date as provided in Bankruptcy Code § 362(c).

B.            Binding Nature.  From and after the Confirmation Date, the provisions of the Plan shall be binding on Debtor, Trustee, and all holders of Claims and Equity Interests whether or not such persons or entities have accepted the Plan.  All actions in existence on the Effective Date, or other claims, which could have been brought against Debtor are stayed against the Trust.

C.            No Discharge.  Section 1141(d)(3) of the Bankruptcy Code provides that confirmation will not discharge a debtor if the plan provides for the liquidation of all or substantially all of the property of the estate, the debtor does not engage in business after consummation of the plan and the debtor would be denied a discharge under § 727(a) of the Bankruptcy Code.  To the extent that § 1141(d)(3) applies to Debtor, Debtor will not receive a discharge.

ARTICLE 13

DELIVERY OF DISTRIBUTIONS

A.            Delivery of Distributions in General. Except as may be otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims and Allowed Common Stock Interests shall be made by Trustee or his designee, at his discretion, (i) to the signatory set forth on any of the proofs of claim or interest (or at the last known addresses of such holder if no proof of claim or interest is filed or if Debtor or Trustee has been notified in writing of a change of address); (ii) at the addresses reflected in Debtor’s stock register, if no proof of interest has been filed and Trustee has not received a written notice of a change of address; (iii) in the case of a holder whose Common Stock Interest is governed by an agreement and/or administered by a Servicer, at the addresses contained in the official records of such Servicer; or (iv) on any counsel that has appeared in this Chapter 11 Case on the holder’s behalf.  Trustee shall not incur any liability whatsoever on account of any distributions so long as such distributions are made to holders of Allowed Claims and Allowed Common Stock Interests, as such claims and interests may have been assigned pursuant to the provisions of the Bankruptcy Code and Bankruptcy Rules.

B.            Foreign Currency Exchange Rate.  As of the Effective Date, any Unsecured Claim or Common Stock Interest asserted in currency(ies) other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of the Effective

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Date, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

C.            Compensation of Servicers.  Trustee shall reimburse the Servicers for reasonable and necessary services performed by any of them (including reasonable attorneys’ fees), in accordance with any existing agreements between Debtor and such Servicers as contemplated by and in accordance with this Plan, without the need for filing an application with, or approval by, the Court.

D.            Undeliverable Distributions.  If any distribution to a holder of an Allowed Claim or Allowed Common Stock Interest is returned to Trustee or his designee as undeliverable, no further distributions shall be made to such holder unless and until Trustee is notified in writing of such holder’s then-current address, at which time all currently due missed distributions shall be made to such holder without interest.  Undeliverable distributions shall remain in the possession of Trustee or his designee until such time as a distribution becomes deliverable, and shall not be supplemented with any interest, dividends, or other accruals of any kind.  As soon as reasonably practicable, Trustee or his designee shall make all distributions that become deliverable.  All distributions under the Plan that are unclaimed for a period of 120 days after distribution thereof shall be deemed unclaimed property and shall thereafter be delivered by Trustee or his designee to the appropriate governmental agency in accordance with applicable escheat, abandoned or unclaimed property laws.  The provisions of the Plan regarding undeliverable distributions shall apply with equal force to distributions made pursuant to any Common Stock Interests, notwithstanding any provision in any stock certificate or in Debtor’s Articles or Bylaws to the contrary.

E.             Time Bar to Payment of Distributions.  Checks issued by Trustee or his designee on account of Allowed Claims and Allowed Common Stock Interests shall be null and void if not negotiated within 120 days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to Trustee or his designee by the holder of the relevant Allowed Claim or Allowed Common Stock Interests with respect to which such check originally was issued, and shall be made at least 120 days after the date of issuance of such check.  After such dates, claims for the reissuance of checks shall be discharged and forever barred, and any distributions represented thereby shall be deemed unclaimed property and treated in accordance with the provisions of the foregoing paragraph.

ARTICLE 14

GENERAL PROVISIONS

A.            Amendments and Modifications.  Debtor may propose amendments or modifications of this Plan at any time prior to entry of the Confirmation Order.  Any provisions that the Court may determine render this Plan unconfirmable may be severed or altered at the option of Debtor.  After entry of the Confirmation Order, Trustee may, with approval of the Court, and so long as it does not materially and adversely affect a Claim holder, remedy any defect or omission, or reconcile inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan.  Further, nothing contained in this Article shall limit Debtor’s or Trustee’s ability, as applicable, to modify the Plan pursuant to § 1127 of the Bankruptcy Code.

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B.            Exculpation.  Neither Debtor nor any of its officers, directors, employees, counsel, accountants or agents shall have or will incur any liability, except for a liability based upon willful misconduct, to a holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the distribution of property under the Plan, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This provision, however, is not intended to expand the limits of 11 U.S.C. § 1125(e) and other applicable law.

C.            Reservation of Rights/Preservation of Causes of Action.  Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by Debtor with respect to the Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of Debtor with respect to the holders of Claims or Equity Interests, whether prepetition or postpetition, prior to the Effective Date. Unless a claim or cause of action against a creditor, Equity Interest holder or other party  is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, Debtor expressly reserves such claim or cause of action for later adjudication by Trustee, and therefore no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or causes of action upon or after the Confirmation or consummation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except where such claims or causes of action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order.  In addition, Debtor or Trustee, as applicable, expressly reserve the right to pursue or adopt any claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which Debtor is a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits. Any person to whom Debtor has incurred an obligation (whether on account of services, purchase, or sale of goods or otherwise), or who has received services from Debtor or a transfer of money or property of Debtor, or who has transacted business with Debtor, or leased equipment or property from Debtor should assume that such obligation, transfer, or transaction may be reviewed by Trustee subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised, or settled, be the subject of an action after the Effective Date, whether or not (i) a proof of claim was filed against Debtor in this case; (ii) Debtor has objected to such proof of claim; (iii) a claim was included in Debtor’s Schedules; or (iv) such  scheduled Claim has been objected to by Debtor or has been identified by Debtor as disputed, contingent, or unliquidated.

D.            Settlement Authority.  Trustee shall, without notice to creditors, former Equity Interest holders or Court approval, have the authority to (i) compromise the payment of outstanding receivables and accelerate the payment of assets, and (ii) settle any actions, litigation or objections with respect to actions brought pursuant to Article 5 of the Bankruptcy Code, other litigation or Claim or Equity Interest objections.

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ARTICLE 15

RETENTION OF JURISDICTION

After the Effective Date, the Court shall retain jurisdiction over Debtor’s case for the following purposes:

A.            Claim and Equity Interest Objections.  To hear and determine any and all objections to the allowance, priority or classification of Claims and Equity Interests and to extend the date or dates by which objections to Claims and Equity Interests must be filed.

B.            Estimate Claims and Equity Interests.  To estimate the amount of any disputed, contingent or unliquidated Claim or Equity Interest, and to establish the amount of any reserve required to be withheld from any distribution under the Plan on account of any disputed, contingent or unliquidated Claim.

C.            Executory Contracts.  To hear and determine any and all applications for the assumption of executory contracts and unexpired leases and to hear any and all Claims arising therefrom or the rejection thereof.

D.            Title to Assets.  To hear and determine any and all questions and disputes regarding title to the assets to be administered pursuant to the Plan and the determination of all causes of action, controversies, adversary proceedings, and contested matters, whether or not pending as of the Confirmation Date, including but not limited to, the right of the estate to recover assets or subordinate claims pursuant to the provisions of the Bankruptcy Code.

E.             Modifications.  To consider any modifications of the Plan, to remedy any defect or omission or reconcile any inconsistency in the Plan or in any order of the Court, including the Confirmation Order.

F.             Settlement.  To reconsider and act on the compromise and settlement of any claim or cause of action by or against Debtor or Trustee.

G.            Execution.  To issue orders in aid of execution of the Plan as contemplated by § 1142 of the Bankruptcy Code and to adjudicate controversies arising out of the administration of the Trust or the implementation of the Plan.

H.            Tax Matters.  To hear and determine any tax disputes concerning Debtor’s estate or the Trust.

I.              Other Matters.  To determine such other matters as may be set forth in the Confirmation Order or which may arise in connection with the Plan or the Confirmation Order.

J.             Final Decree.  To enter a final decree.

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ARTICLE 16

SUPREMACY CLAUSE

In the event of any conflict between the Disclosure Statement and the terms of the Plan, the terms of the Plan shall control.

Dated this 20th day of February, 2007.

FISCHER IMAGING CORPORATION

By:	/s/ Tom Connolly
Tom Connolly
President and CEO

JESSOP & COMPANY, P.C.

By:	/s/ Alice A. White
Douglas W. Jessop, #13299
Alice A. White, #14537
K. Lane Cutler, #37883
303 E. 17th Ave., Suite 930
Denver, CO 80203
Telephone: 303-860-7700
Facsimile: 303-860-7233
Email:jmail@jessopco.com

Attorneys for Debtor

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EXHIBIT A

Fischer Liquidating Trust Agreement

FISCHER LIQUIDATING TRUST AGREEMENT

ARTICLE 1

1.1           Creation of Trust.  This trust agreement (this “Agreement”) is hereby created and entered into between Fischer Imaging Corporation, as Trustor (“Fischer”)  and Tom H. Connolly (the “Trustee”), as of this         day of                   , 2007.  All capitalized terms which are not otherwise defined herein shall have the meaning given them in that Liquidating Chapter 11 Plan Proposed by Debtor, dated February 20, 2007 (the “Plan,” as it may be amended from time to time).

1.2           Assets.  Title to all of the assets of Fischer, including but not limited to all including all claims, causes of actions and other interests, are hereby vested in the Trust free and clear of any liens, claims, interests or encumbrances except as may be expressly provided in the Plan, and the Trust shall be considered the successor in interest to Fischer.  Fischer shall execute such documents as the Trustee shall deem reasonably necessary to effectuate the vesting of title of such assets in Trust.

1.3           Duties of the Trustee.  Upon the Effective Date, the Trustee shall hold all right, title and interest in and to the assets transferred to the Trustee pursuant to the Plan on behalf of the Trust. The Trustee shall administer the Trust, shall liquidate any remaining non-cash assets of the Trust, and shall make distributions from the Trust all in accordance with the Plan.  The Trustee shall abide by all tax laws and regulations and shall prepare or cause to be prepared all local, state or federal tax returns that are necessary or appropriate.

1.4           Distributions.  The Trustee shall be responsible for making all distributions required to be made under the Plan, as more fully set forth therein.

1.5           Creation of Reserves.  As described in the Plan, the Trustee shall establish the Liquidation Reserve and the Unsecured Claims Reserve in the proscribed amounts, and shall make payments therefrom as described in the Plan.

1.6           United States Trustee Fees.  Any payment owing to the United States Trustee Program post-confirmation shall be made quarterly, which payment obligation shall continue until this case is closed.  The Trustee shall also comply with all reporting requirements of the Office of the U.S. Trustee.

1.7           Cure of Defects.  The Trustee, after notice and a hearing and with the approval of the Court, may, insofar as it does not materially affect the interests of creditors, remedy any defect or omission or reconcile any inconsistency in this Trust, the Plan or Confirmation Order in such manner or to such extent as may be necessary to carry out the purposes and intent of the Plan effectively.

1.8           Term and Termination of Trust.  It is reasonably anticipated that the resolution of any litigation, Claim objections or other claims held by the Trustee, and distributions will be completed within approximately one year after the Effective Date of the Plan.  The Trust shall terminate when all assets have been disbursed and the Bankruptcy Case has been closed pursuant to a final decree.

ARTICLE 2

2.1           Appointment of the Trustee.   Tom H. Connolly shall be the Trustee. Except for the Trustee’s own gross negligence or willful misconduct, neither the Trustee nor any of Trustee’s employees or agents shall have any liability to Fischer or to any creditors.  The Trustee shall be required to post a bond in the amount of $1,000,000 within five days after the Effective Date of the Plan.  The cost of such bond shall be considered a Trust Expense and paid out of the Trust Funds.  The amount of bond may be reduced as distributions are made to creditors and holders of Common Stock Interests in accordance with this Agreement and the Plan.

2.2           Compensation.  The Trustee shall receive an amount equal to his hourly billing rate, as adjusted from time to time, which is currently $325 per hour.  The customary fees of other professionals at the Trustee’s law firm who perform services for the Trust will also be paid by the Trust as part of the Trustee’s fee.  Total compensation is expected to be approximately $20,000.  The Trustee may pay the Trustee out of the Liquidation Reserve on a monthly basis.

2.3           Tenure, Removal and Replacement of the Trustee.  The authority of the Trustee shall be effective as of the Effective Date, and shall remain and continue in full force and effect until all assets of the Trust are liquidated in accordance with the Plan, the proceeds thereof have been completely distributed in accordance with the provisions of the Plan, and the order closing Fischer’s bankruptcy case is a Final Order.  The service of the Trustee under the Plan and this Agreement will be subject to the following:

2.3.1        The Trustee will serve until death, resignation pursuant to subsection 2.3.2 below, or removal pursuant to subsection 2.4.3 below;

2.3.2        The Trustee may resign at any time upon thirty (30) days notice by providing a written notice of resignation to the Court.  Such resignation will be effective when a successor is appointed as provided herein;

2.3.3        The Trustee may be removed by the Court for cause, upon request of a creditor or a holder of an Equity Interest;

2.3.4        In the event of a vacancy in the position of the Trustee (whether by death, removal or resignation), the vacancy will be filled by the appointment of a successor Trustee by the Court.  In the event of the Trustee’s death, one or more of the shareholders of the Trustee’s law firm, Connolly, Rosania & Lofstedt, P.C., shall petition the court for such a successor within fifteen days from the date thereof.  The appointment of such successor Trustee shall be subject to the furnishing by such successor, at the expense of the Trust, of a bond in an amount determined by the Court to be adequate to secure the proper performance of such successor’s duties under the Plan.  Furthermore, the appointment of the successor Trustee shall be evidenced by the filing with the Court of a notice of appointment, which notice shall include the name, address, and telephone number of the successor Trustee;

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2.3.5        Immediately upon appointment of any successor Trustee, all rights, powers, duties, authority and privileges of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act; and no successor Trustee will be liable personally for any act or omission of the predecessor; and

2.3.6        Upon the resignation of the Trustee and the appointment of a successor, the resigning Trustee shall convey, transfer, and set over to the successor by appropriate instrument or instruments all of the funds, if any, then unconveyed or otherwise undisposed of and all other assets then in the Trustee’s possession and held hereunder.

2.4           Powers of the Trustee.  Under no circumstances will the Trustee, in connection with the discharge of the Trustee’s obligations hereunder, engage in any business activities or other activity except as specifically set forth herein; provided, however, that nothing herein will be construed as limiting the Trustee from continuing any other business (in a capacity other than that of the Trustee under this Plan) that is normally conducted by the Trustee in the ordinary course.  Subject to the preceding sentence, the Trustee will have the power to take any and all such actions as, in the judgment of the Trustee are necessary and desirable to fulfill the Trustee’s obligations under the Plan and this Agreement, including, without limitation, each of the powers set forth below and any power incidental thereto:

2.4.1        Liquidate any and all assets of the Trust;

2.4.2        Compromise the payment of outstanding receivables and accelerate the payment of assets;

2.4.3        Collect, hold, and manage Trust cash;

2.4.4        Review all Claims and file or litigate objections to the allowance of Claims;

2.4.5        Distribute Trust proceeds in accordance with the provisions of the Plan;

2.4.6        Pay any costs, expenses, fees or obligations deemed necessary to preserve the Trust property or any part thereof pending distribution in accordance with the Plan;

2.4.7        Deposit Trust cash and draw checks and make disbursements thereof;

2.4.8        Appoint at any time and from time to time a bank or trust company to act as custodian for Trust cash;

2.4.9        Invest monies comprising Trust cash hereunder;

2.4.10      Appoint such persons and engage such professional advisors and attorneys as the Trustee deems necessary and desirable to assist the Trustee in fulfilling the Trustee’s obligations under the Plan, and pay the reasonable fees of such persons and reimburse such persons for their reasonable out-of-pocket costs and expenses.  To the extent that the Trustee is licensed and capable

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of doing so, the Trustee or the Trustee’s law firm may serve as the Trustee’s own attorney, accountant and/or tax specialist in conjunction with any of the rights, powers and duties of the Trustee under the Plan or this Agreement;

2.4.11      Delegate to any person as the Trustee deems necessary and desirable any or all of the Trustee’s powers, privileges and immunities as provided for herein;

2.4.12      Reserve such funds as the Trustee may deem necessary to pay the costs and expenses of the Trust (including the costs and expenses incurred by the Trustee in the exercise of the rights and powers granted hereunder) and establish such additional reserves, funds and accounts out of Trust funds as may be necessary for carrying out the provisions of the Plan and this Agreement;

2.4.13      Object and prosecute, settle and resolve all objections to any Disputed Claims and assert all claims, counterclaims, defenses, rights of set off, demands and causes of action which relate to any Disputed Claims, and in connection therewith, sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding, including, without limitation, in connection with the resolution of any claim, demand or cause of action forming in the Trust;

2.4.14      Settle, compromise or adjust by arbitration or otherwise any claims, actions or suits brought by or against the Trustee, subject to the provisions of the Plan and this Agreement;

2.4.15      Waive, release or assign rights of any kind subject to the provisions of this Plan and this Agreement; and

2.4.16      Seek any relief from or resolution of any disputes by the Court.

2.5           Legal Actions.  The Trustee shall be vested with standing to pursue any and all legal actions on behalf of the Trust in accordance with the following:

2.5.1        Pursuant to Bankruptcy Code §1123(b)(3)(B), and except for claims that are expressly waived or released by the Plan, the Trust and the Trustee shall be assigned and subrogated to each and every claim, right, demand or cause of action whatsoever of Fischer, whether pre-or post-petition (all of which claims, rights, demands and causes of action are hereby preserved), including, without limitation, avoidance actions, and may commence or continue in any appropriate court or tribunal, including the Court, legal causes of action for collection of the same;

2.5.2        The Trustee shall have sole authority to investigate and pursue on behalf of the Trust the collection of any actions and claims, including the authority to compromise and settle any of such claims or actions, without the necessity of the Court approval thereof.  No creditor, trustee or other party-in-interest shall have any entitlement, right or claim against the Trustee, or any of the Trustee’s agents, representatives, or employees, with respect to any collection, or failure to collect, any such actions or claims for the benefit of the Trust.  The Trustee may assign or delegate the right to pursue claims to any third party.

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2.6           Investments by the Trustee.  The investment of monies in the Trust shall be administered in a manner that a prudent person exercising sound judgment and discretion would act in the management of the Trustee’s own affairs, subject to the following limitations and provisions:

                2.6.1        The Trust shall not acquire or invest in, directly or indirectly, any equity interest in any individual partnership, corporation, joint venture, association, trust, unincorporated association, business enterprise, or governmental unit;

                2.6.2        The Trust shall not acquire or hold any debt securities unless (i) such securities are rated “A” or higher by Moody’s Investors Service, Inc. (“Moody’s”), “A” or higher by Standard & Poor’s Corporation (“S&P’s”) or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, and have maturity not exceeding six (6) months from the date of purchase, or (ii) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or the agency or instrumentality thereof, and have a maturity not exceeding six (6) months from the date of purchase; provided, however, that not more than fifty percent (50%) of the cash available for distribution may be invested in such securities;

                2.6.3        The Trust shall not acquire or hold any commercial paper unless such commercial paper is rated “Prime —1” or higher by Moody’s or “A-1” or higher by S&P’s or have been given an equivalent rating by another nationally recognized statistical rating agency, and has maturity not exceeding thirty (30) days from the date of purchase;

                2.6.4        The Trust shall not acquire or hold any certificate of deposits, time deposits, Euro dollar time deposits, bankers’ acceptances, Euro dollar certificates of deposit, or overnight bank deposits unless such securities in each case are with or issued by a domestic commercial bank having combined capital and surplus in excess of $100 million and have a maturity not exceeding fourteen (14) days from the date of purchase; and

                2.6.5        Section 345(b) of the Bankruptcy Code shall not apply.

2.7           The Trustee’s Employment of Professionals.  The Trustee may retain such legal counsel, accountants, advisors (including investment advisors), professionals or other persons as deemed necessary by the Trustee to assist the Trustee in fulfilling the Trustee’s duties hereunder or in exercising any of the Trustee’s rights and powers hereunder (regardless of whether any such person or entity is related to the Trustee or is otherwise affiliated with the Trustee in any manner, except as expressly provided herein).  Such counsel, other professionals and agents shall be entitled to reasonable compensation, from time to time, in accordance with any agreements between them and the Trustee, to be paid from the Liquidation Reserve.

2.8           Compensation and Reimbursement of the Trustee and Professionals.  Any professionals or any person retained by the Trustee pursuant to this Plan shall be entitled to reasonable compensation for services rendered at rate reflecting actual time billed by such professional or person on an hourly basis, at the standard billing rates in effect at the time of service or such other rate of compensation that is reasonable.  All reasonable out-of-pocket expenses

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incurred by the Trustee or any other professional or other person retained by the Trustee pursuant to the Plan shall be reimbursable as an expense of the Trust.

2.9           Delivery of Distributions.  Distributions shall be made by the Trustee as set forth in the Plan.

2.10         No Rights in Assets.  The assets held by the Trust shall be held by the Trustee in trust for the benefit of the holders of Claims and Common Stock Interests (if applicable).  Consequently, the Plan does not create for, or give to, any creditor or holder of a Common Stock Interest any direct interest or property right to any of the assets held by the Trust, and no holder of any Claims or Common Stock Interests shall have any rights against any assets until the distribution is made or required to be made to such holder under the Plan except as provided in the Plan.

2.11         Limitation on Liability of the Trustee.  Subject to applicable law, the Trustee shall not be liable for any act the Trustee may do or omit to do as Trustee hereunder while acting in good faith and in the exercise of the Trustee’s reasonable judgment; nor shall the Trustee be liable in any event except for the Trustee’s own gross negligence or willful fraud or willful misconduct.  The foregoing limitation on liability shall apply equally to the agents and employees of the Trustee acting on behalf of the Trustee in the fulfillment of the Trustee’s duties hereunder.

2.12         Compliance with Securities Laws.  It is intended that the Trust, the Trustee, the holders of Allowed Claims and Allowed Common Stock Interests will not be subject to any federal, state or other securities laws, regulations, and rules in conjunction with the administration, liquidation, and distribution of the Trust.  Accordingly, to the extent possible, the Trustee shall endeavor through whatever actions the Trustee determines are necessary to exempt the Trust, the Trustee, and the holders of Allowed Claims and Allowed Common Stock Interests from the provisions of such laws, regulations, and rules, including the Securities Act of 1933, the Securities and Exchange Act of 1934, and the Investment Company Act of 1940.  To the extent compliance with any securities laws is required, the Trustee shall undertake whatever actions are necessary to comply with such laws.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

TRUSTOR
Fischer Imaging Corporation

By:
Tom H. Connolly
President and CEO

TRUSTEE:

Tom H. Connolly

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